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EXHIBIT 4.25

UNDERWRITING AGREEMENT

Between:

CARDIOME PHARMA CORP.

and

YORKTON SECURITIES INC.,
SPROTT SECURITIES INC.,
TD SECURITIES INC. and
FIRST ASSOCIATES INVESTMENTS INC.

April 10, 2003

TABLE OF CONTENTS

UNDERWRITING AGREEMENT
CARDIOME PHARMA CORP.

1.	Interpretation	1
2.	Nature of Transaction	4
3.	Covenants of the Underwriters	5
4.	Representations, Warranties and Covenants	5
5.	Conditions of the Offering	12
6.	Additional Documents Upon Filing of Prospectus	13
7.	Closing	14
8.	Termination Provisions	14
9.	Indemnity	15
10.	Contribution	17
11.	Fees and Expenses	17
12.	Survival of Warranties, Representations, Covenants and Agreements	18
13.	Authority of Yorkton Securities Inc	18
14.	Underwriters' Purchase Entitlement	18
15.	General Contract Provisions	19

SCHEDULE "A"	DETAILS OF THE OFFERING	A1
SCHEDULE "B"	TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES	B1
SCHEDULE "C"	OUTSTANDING CONVERTIBLE SECURITIES	C1
SCHEDULE "D"	PATENT RIGHTS	D1
SCHEDULE "E"	FORM OF STANDSTILL AGREEMENT WITH RESPECT TO DISPOSITION OF SHARES	E1
SCHEDULE "F"	OPINION OF THE COMPANY'S COUNSEL	F1
SCHEDULE "G"	FORM OF THE U.S. SUBSCSRIPTION AGREEMENT	G1

UNDERWRITING AGREEMENT

April 10, 2003

Cardiome Pharma Corp.
3650 Wesbrook Mall
Vancouver, British Columbia
V6S 2L2

Attention:	Robert W. Reider President and Chief Executive Officer

Dear Sirs:

        We understand that Cardiome Pharma Corp. (the "Company") proposes to create, issue and sell 3,810,000 special warrants (the "Special Warrants") at a price of $2.10 per Special Warrant in respect of 3,762,000 Special Warrants and at a price of $2.30 in respect of 48,000 Special Warrants (the "Offering"). The Special Warrants shall have the terms described in Schedule "A" hereto.

        Subject to the terms and conditions set forth below, Yorkton Securities Inc., Sprott Securities Inc., TD Securities Inc. and First Associates Investments Inc. (collectively, the "Underwriters") hereby offer to purchase from the Company 3,810,000 Special Warrants for aggregate gross proceeds to the Company of $8,010,600. All of the Underwriters' obligations hereunder are several and not joint or joint and several.

        The Company understands that although the offer to purchase the Special Warrants is presented on behalf of the Underwriters as purchasers, the Underwriters will endeavour (if the Company accepts this offer) to arrange for substituted purchasers (the "Substituted Purchasers") to purchase the Special Warrants directly from the Company. It is further agreed that, subject to the conditions referred to herein being satisfied, the Underwriters are fully committed to purchase or cause to be purchased the Special Warrants with respect to which the Underwriters are not able to arrange Substituted Purchasers and this commitment is not subject to the Underwriters being able to arrange Substituted Purchasers, subject to the terms and conditions set forth below that allow the Underwriters to terminate their obligations hereunder. The Underwriters' commitment to purchase Special Warrants shall be reduced by the number of Special Warrants with respect to which Subscription Agreements (as defined below) are delivered to the Company on behalf of the Substituted Purchasers by the Underwriters. Any reference to "Purchasers" herein shall be a reference to the Underwriters as the initial purchasers of the Special Warrants and to the Substituted Purchasers, if any.

        The Company agrees that the Underwriters will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) to assist in the Offering and that the Underwriters may determine the remuneration payable to such other dealers appointed by them (provided that such remuneration is payable from the remuneration payable to the Underwriters pursuant hereto).

        The Offering is conditional upon and subject to the additional terms and conditions set forth below.

1.     Interpretation

        1.1   Unless expressly provided otherwise, where used in this agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

        "Applicable Securities Laws" means, collectively, the applicable securities laws of the Designated Provinces, the rules and regulations, rulings and orders made thereunder, the applicable policy statements issued by the Securities Commissions and the securities legislation and policies of any other relevant jurisdiction;

        "business day" means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Ontario or British Columbia;

        "Closing Date" means April 10, 2003 or such other date as the Company and the Underwriters may agree;

        "Closing Time" means 11:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Underwriters may agree;

        "Company" has the meaning ascribed thereto in the first paragraph of this agreement;

        "Company's Information Record" means any statement contained in any press release, material change report, financial statement or other document of the Company which has been publicly disseminated pursuant to any Applicable Securities Laws or filed by or on behalf of the Company with any of the Securities Commissions since November 30, 2002 or is publicly disseminated pursuant to any Applicable Securities Laws or filed by or on behalf of the Company with any of the Securities Commissions prior to the Closing Time;

        "Designated Provinces" means British Columbia, Ontario and Quebéc;

        "Documents" has the meaning ascribed thereto in Section 4.1(a);

        "Final Prospectus" means the (final) prospectus of the Company qualifying the distribution of the Underlying Securities;

        "including" means including without limitation;

        "Intellectual Property" means, collectively, all intellectual property rights of whatsoever nature, kind or description including:

  (i)
  all trade-marks, service marks, trade-mark and service mark registrations, trade-mark and service mark applications, rights under registered user agreements, trade names and other trade-mark and service mark rights;

  (ii)
  all copyrights and applications therefor, including all computer software and rights related thereto;

  (iii)
  all Patent Rights;

  (iv)
  all trade secrets and proprietary and confidential information;

  (v)
  all industrial designs and registrations thereof and applications therefor;

  (vi)
  all renewals, modifications, developments and extensions of any of the items listed in clauses (i) through (v) above; and

  (vii)
  all patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

        "material change" means a material change as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a change in the business, operations or capital of the Company that would reasonably be expected to have a significant effect on the market price or value of any of the Company's securities and includes a decision to implement such a change made by the Company's board of directors or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

        "material fact" means a material fact as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Company's securities;

        "misrepresentation" means a misrepresentation as defined under the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of a jurisdiction means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

        "Offering" has the meaning ascribed thereto in the first paragraph of this agreement;

        "OTC" means the Over-the-Counter Bulletin Board administered by the National Association of Securities Dealers in the United States;

        "Outstanding Convertible Securities" means all options, including options granted to officers, directors or employees, and other convertible securities outstanding or agreed to be issued as at the date of this agreement, whether issued pursuant to an established plan or otherwise pursuant to which Shares may be issued, details of which are set forth in Schedule "C";

        "Patent Rights" means all patents and patent applications set forth in Schedule "D" and all other patents and patent applications issuing therefrom, claiming, relating to or associated with the business of the Company or the Subsidiaries or their respective products and all improvements thereto, including, all divisions, continuations, partial continuations, extensions, substitutions, confirmations, registrations, revalidations, additions or reissues of or to any of the patents or patent applications;

        "person" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

        "Preliminary Prospectus" means the preliminary prospectus of the Company prepared in connection with the qualification for distribution of the Underlying Securities;

        "Private Placement Exemptions" means the prospectus exemptions pursuant to which the Special Warrants are to be issued to the Purchasers in the Designated Provinces;

        "Securities Commissions" means, collectively, the securities commissions or other securities regulatory authority in each of the Designated Provinces;

        "Shares" means the common shares in the capital of the Company;

        "Special Warrant Indenture" means the special warrant indenture to be entered into between the Company and the Trustee pursuant to which the Special Warrants will be issued;

        "Special Warrants" has the meaning ascribed thereto in the first paragraph of this agreement;

        "Subscription Agreements" means, collectively, the subscription agreements entered into between, inter alia, the Purchasers and the Company in respect of the Offering;

        "Subsidiaries" means Rythm-Search Developments Inc. and Cardiome Inc., being the only subsidiaries of the Company, and such other subsidiaries as the Company may acquire or incorporate prior to the Closing Date;

        "Substituted Purchasers" has the meaning ascribed thereto in the third paragraph of this agreement;

        "Supplementary Material" means, collectively, any amendment to the Preliminary Prospectus, the Final Prospectus or any amended or supplemental prospectus or ancillary material required to be filed with any of the Securities Commissions in connection with the distribution of the Underlying Securities;

        "TSX" means the Toronto Stock Exchange;

        "Trustee" means Pacific Corporate Trust Company;

        "Underlying Securities" means one Share and one-half of one Warrant issuable on exercise of each Special Warrant;

        "Underwriters" shall have the meaning ascribed thereto in the second paragraph of this agreement;

        "Underwriters' Fee" has the meaning ascribed thereto in Section 11.1 hereof;

        "US Person" shall have the meaning ascribed thereto in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended;

        "Warrant Indenture" means the warrant indenture to be entered into between the Company and the Trustee pursuant to which the Warrants will be issued;

        "Warrant Shares" means the Shares issuable upon exercise of the Warrants; and

        "Warrants" means common share purchase warrants issuable on exercise of the Special Warrants entitling the holders thereof to purchase, in respect of each whole Warrant held one Share for a period of 12 months from the Closing Date for a purchase price of $2.75 per Share;

        1.2   The division of this agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings and an index are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this agreement.

        1.3   This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and time shall be of the essence hereof.

        1.4   All amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

        1.5   The following are the schedules attached to this agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

  Schedule "A"    —    Details of the Offering
  Schedule "B"    —    Terms and Conditions for United States Offers and Sales
  Schedule "C"    —    Outstanding Convertible Securities
  Schedule "D"    —    Patent Rights
  Schedule "E"    —    Form of standstill agreement with respect to disposition of Shares
  Schedule "F"    —    Opinion of the Company's Counsel
  Schedule "G"    —    Form of the U.S. Subscription Agreement

2.     Nature of Transaction

        2.1   Each Purchaser resident in a Designated Province shall purchase under one or more Private Placement Exemptions so that the purchases will be exempt from the prospectus requirements of the Applicable Securities Laws. Each other Purchaser shall purchase in accordance with such procedures as the Company and the Underwriters may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. The Company hereby agrees to use all reasonable efforts to secure compliance with all securities regulatory requirements on a timely basis in connection with the distribution of the Special Warrants to the Purchasers, including, without limitation, by filing within the periods stipulated under Applicable Securities Laws and at the Company's expense all private placement forms required to be filed by the Company and the Purchasers, respectively, in connection with the Offering and paying all filing fees required to be paid in connection therewith so that the distribution of the Special Warrants may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Securities Laws. The Underwriters shall notify the Company with respect to the identity of each Purchaser as soon as practicable and with a view to leaving sufficient time to allow the Company to secure compliance with all relevant regulatory requirements under Applicable Securities Laws relating to the sale of the Special Warrants.

        2.2   Any offer and sale of Special Warrants in the United States of America, or to, or for the benefit of, a U.S. Person, shall be made in accordance with the terms and conditions set out in Schedule "B" to this agreement, which terms and conditions, and the representations, warranties and covenants of the parties hereto are hereby incorporated by reference.

3.     Covenants of the Underwriters

        3.1   The Underwriters covenant with the Company that they will: (i) conduct activities in connection with arranging for the sale of the Special Warrants in compliance with the Applicable Securities Laws; (ii) not solicit offers to purchase or sell the Special Warrants so as to require registration thereof or filing of a prospectus with respect thereto under the laws of any jurisdiction including, without limitation, the United States of America or any state thereof, and not solicit offers to purchase or sell the Special Warrants in any jurisdiction outside of Canada where the solicitation or sale of the Special Warrants would result in any ongoing disclosure requirements in such jurisdiction, any registration requirements in such jurisdiction except for the filing of a notice or report of the solicitation or sale, or where the Company may be subject to liability in connection with the sale of the Special Warrants which is materially more onerous than its liability under the Applicable Securities Laws to which it is subject as at the date of this agreement; and (iii) obtain from each Purchaser an executed Subscription Agreement in form reasonably acceptable to the Company and to the Underwriters relating to the transactions herein contemplated, together with all documentation as may be necessary in connection with subscriptions for Special Warrants.

4.     Representations, Warranties and Covenants

        4.1   The Company hereby represents, warrants and covenants to and with the Underwriters and the Purchasers and acknowledges that the Underwriters and the Purchasers are relying upon such representations, warranties and covenants, as follows:

  (a)
  the Company (i) has been duly incorporated and organized and is validly existing and in good standing under the laws of Canada; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to create, issue and sell the Special Warrants, to issue the Underlying Securities and the Warrant Shares, to enter into this agreement, the Special Warrant Indenture, the Warrant Indenture, the Special Warrants, the Warrants and the Subscription Agreement (collectively, the "Documents") and to carry out the provisions hereof and thereof;

  (b)
  each of the Subsidiaries (i) has been duly incorporated and organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation; and (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets;

  (c)
  the Company is the registered and beneficial owner of all of the issued and outstanding shares of each of the Subsidiaries and no person (other than the Company) has any right to acquire any issued or unissued shares or securities convertible or exercisable into shares of any of the Subsidiaries;

  (d)
  the Company does not own securities of any person other than the Subsidiaries;

  (e)
  the Company and its Subsidiaries are conducting their business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which a material portion of their business is carried on, being British Columbia, and are duly licensed, registered or qualified in all jurisdictions in which they own, lease or operate their property or carry on business to enable their business to be carried on as now conducted and their property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Closing Time be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Company and the Subsidiaries, considered as a whole, and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, considered as a whole;

  (f)
  neither the Company nor the Subsidiaries has committed an act of bankruptcy or is insolvent, has proposed a compromise or arrangement to its creditors generally, has had a petition or a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceedings with respect to a compromise or arrangement, has taken any proceedings to have itself declared bankrupt or wound-up, has taken any proceedings to have a receiver appointed for any of its property or has had any execution or distress become enforceable or become levied upon any of its property;

  (g)
  the authorized capital of the Company consists of an unlimited number of Shares, of which, as of the date hereof, 28,308,098 Shares are outstanding;

  (h)
  attached as Schedule "C" is a complete list of all Outstanding Convertible Securities of the Company and, except under this agreement or as disclosed in Schedule "C", no person now has any agreement or option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Company;

  (i)
  the Intellectual Property of the Company: (i) is validly owned by or licensed to the Company; (ii) is not the subject of any patent infringement action or other litigation, pending or threatened, of which the Company is aware; and (iii) in the case of patents or trademarks owned by the Company, have been validly and effectively registered by or on behalf of the Company in all jurisdictions in which it is advisable, in the Company's opinion, acting reasonably, to be registered;

  (j)
  the Company has all requisite corporate power and authority to undertake the Offering, to enter into the Documents, to consummate the transactions contemplated hereby and thereby, and to duly observe and perform all of its covenants and obligations set out herein and therein;

  (k)
  since November 30, 2002, other than in respect of material change reports filed on a confidential basis and in respect of which the material change so reported did not come to fruition:

  (i)
  there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company or the Subsidiaries that has not been publicly disclosed;

  (ii)
  there has not been any material change in the capital stock or long-term debt of the Company or the Subsidiaries that has not been publicly disclosed;

  (iii)
  there has not been any material change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Company or the Subsidiaries that has not been publicly disclosed; and

  (iv)
  the Company and the Subsidiaries have carried on their business in the ordinary course;

  (l)
  the audited financial statements of the Company for the most recently completed fiscal period in respect of which the Company has publicly filed financial statements and the unaudited financial statements of the Company for any subsequent period in respect of which such statements have been publicly filed by the Company prior to the Closing Date: (i) were prepared on a basis consistent in all material respects with the accounting policies applied in the most recent audited financial statements of the Company; (ii) reflect the assumptions disclosed therein (which assumptions management of the Company believes to be reasonable) and do not contain any misrepresentations; and (iii) present fairly the financial condition of the Company for the periods then ended;

  (m)
  there is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Company or the Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company (including any of its predecessor companies) or the Subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which, if determined adversely to the Company, in any way could materially adversely affects the Company and the Subsidiaries considered as a whole or the condition (financial or otherwise) of the Company and the Subsidiaries considered as a whole or which questions the validity of the Special Warrants or of the issuance of any of the Underlying Securities, or the Warrant Shares or any action taken or to be taken by the Company pursuant to or in connection with any of the Documents;

  (n)
  neither the Company nor any of the Subsidiaries is in default or in breach of, and the execution and delivery of the Documents by the Company, the performance and compliance with the terms of the Documents and the sale of the Special Warrants by the Company will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the articles or by-laws of the Company or resolutions of the board of directors or shareholders of the Company or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company or a Subsidiary is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to it, other than any default which does not and will not (including with the giving of notice or lapse of time) have a material adverse effect on the assets or properties, businesses, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

  (o)
  the Company is a "reporting issuer" in British Columbia, Alberta, Manitoba, Ontario, Québec, and the Yukon Territory is not in default under applicable securities legislation in Canada and is in compliance with the by-laws, rules and regulations of the TSX and of the OTC. In particular, without limiting the foregoing, the Company is in compliance with its obligations to make timely disclosure of all material changes relating to it and since November 30, 2002 (other than in respect of material change reports filed on a confidential basis and thereafter made public or material change reports filed on a confidential basis and in respect of which the material change never came to fruition) no such disclosure has been made on a confidential basis and there is no material change relating to the Company which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that the Offering constitutes a material change;

  (p)
  the auditors of the Company who audited the financial statements of the Company most recently delivered to the securityholders of the Company and delivered their report with respect thereto are independent public accountants as required by the Applicable Securities Laws;

  (q)
  no portion of the Company's Information Record contained a misrepresentation as at its date of public dissemination;

  (r)
  there has never been any reportable disagreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the present or any former auditor of the Company;

  (s)
  the Company and the Subsidiaries have filed all federal, provincial, state, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

  (t)
  neither the Company nor any Subsidiary, nor to the Company's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any contract entered into by the Company or any Subsidiary which is material to the business of the Company and the Subsidiaries taken as a whole and no event has occurred which with notice or lapse of time or both would directly or indirectly constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

  (u)
  there is not, in the articles or by-laws of the Company or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company is a party or by which it is bound, any restriction upon or impediment to, the declaration or payment of dividends by the Company;

  (v)
  none of Canada Customs and Revenue Agency or any foreign taxation authority has asserted or, to the best of the Company's knowledge, threatened to assert any reassessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or any Subsidiary filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

  (w)
  the Shares are listed and posted for trading on the TSX and are quoted on the OTC;

  (x)
  the Company will obtain prior to the Closing Date the necessary consents from the TSX and OTC, if any, to the issue and sale of Special Warrants and the conditional listing on the TSX of the Shares issuable on the exercise of the Special Warrants and the Warrants on such conditions as are acceptable to the Underwriters and the Company, acting reasonably;

  (y)
  the Company has not withheld from the Underwriters any facts relating to the Company or to the Offering that would be material to a prospective purchaser of the Special Warrants;

  (z)
  the proceeds of the Offering, net of the Underwriters' Fee and other expenses of the Offering, will be used as contemplated in Schedule "A";

  (aa)
  the Company is a "qualifying issuer" as that term is defined in Multilateral Instrument 45-102;

  (bb)
  the Company will use its best efforts to file the Preliminary Prospectus with the Securities Commissions and to obtain receipts therefrom as soon as practicable following the Closing Date;

  (cc)
  the Company will use its best efforts to: (i) file the Final Prospectus with the Securities Commissions and to obtain receipts therefrom prior to 5:00 p.m. (Toronto time) on the 60th day following the Closing Date (the "Qualification Deadline"); and (ii) take all other steps and proceedings that may be necessary in order to qualify the Underlying Securities for distribution in the Designated Provinces prior to the Qualification Deadline (the Company expressly acknowledges that its obligations in this regard are continuing obligations and if receipts for the Final Prospectus are not issued by the Securities Commissions prior to the Qualification Deadline, the Company will continue to use its best efforts to obtain such receipts as soon as possible thereafter until the earlier of (i) the issuance of such receipts and (ii) four months from the Closing Date);

  (dd)
  the certificate of the Company contained in the Preliminary Prospectus, the Final Prospectus and any Supplementary Material shall be signed by at least one member of the Audit Committee as one of two individuals signing on behalf of the board of directors of the Company;

  (ee)
  the Company will deliver to the Underwriters copies of all correspondence and other written communications between the Company, on the other hand and the Securities Commissions, the TSX and the OTC, on the other hand, relating to the Offering and will generally keep the Underwriters apprised of the status of, including all developments relating to, the Offering;

  (ff)
  the Company will use its best efforts to ensure that the Shares issuable upon exercise of the Special Warrants and the Warrant Shares will be listed and posted for trading on the TSX upon their issue;

  (gg)
  upon issuance by the Securities Commissions of receipts for the Final Prospectus, to cause copies of the Final Prospectus to be delivered to each of the then registered holders of Special Warrants;

  (hh)
  prior to the filing of the Preliminary Prospectus and thereafter and prior to the filing of the Final Prospectus and any Supplementary Material, the Company will allow the Underwriters to participate fully in the preparation of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material and will allow the Underwriters to conduct all due diligence which they may reasonably require to conduct in order to fulfill their obligations and in order to enable them responsibly to execute the certificate required to be executed by them at the end of each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

  (ii)
  the Company will deliver from time to time without charge to the Underwriters as many copies of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material as they may reasonably request for the purposes contemplated hereunder and contemplated by the Applicable Securities Laws and such delivery shall constitute the consent of the Company to the use of such documents in connection with the distribution or the distribution to the public, as the case may be, of the Underlying Securities, subject to the provisions of the Applicable Securities Laws and the provisions of this agreement;

  (jj)
  all the information and statements to be contained in the Preliminary Prospectus, the Final Prospectus and any Supplementary Material will, at the respective dates of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Company, the Special Warrants and the Underlying Securities (provided that this representation is not intended to extend to information and statements furnished to the Company by or on behalf of the Underwriters specifically for use therein);

  (kk)
  none of the Preliminary Prospectus, the Final Prospectus or any Supplementary Material (collectively, the "Offering Documents") will contain a misrepresentation (provided that this representation is not intended to extend to information and statements in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material furnished to the Company by or on behalf of the Underwriters specifically for use therein);

  (ll)
  the Preliminary Prospectus, Final Prospectus and any Supplementary Material will contain the disclosure required by all requirements of the Applicable Securities Laws;

  (mm)
  the Documents and all other contracts required in connection with the issue and sale of the Special Warrants and the distribution of the Underlying Securities and the Warrant Shares will be, prior to the Closing Date, and each of the other agreements to be described under the heading "Material Contracts" (or its equivalent) in the Final Prospectus shall be, as at the date of the Final Prospectus, duly authorized, executed and delivered by the Company and will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) general equitable principles or (iii) with respect to this agreement, limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution);

  (nn)
  the Preliminary Prospectus and the Final Prospectus will accurately summarize, in all material respects, the attributes of the Special Warrants, the Underlying Securities and the Warrant Shares;

  (oo)
  other than the Underwriters and except as may be consented to by the Underwriters, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

  (pp)
  the Company will promptly notify the Underwriters in writing if, prior to termination of the distribution of the Underlying Securities, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or fact relating solely to the Underwriters or any one of them) or any event or development involving a prospective material change or a change in a material fact in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control, management or prospects of the Company or any other change which is of such a nature as to result in, or could result in, a misrepresentation in the Preliminary Prospectus, Final Prospectus or any Supplementary Material or could render any of the foregoing not in compliance with any of the Applicable Securities Laws;

  (qq)
  the Company will promptly notify the Underwriters in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the first preceding paragraph and the Company will, to the reasonable satisfaction of the Underwriters, issue or file, as applicable, promptly and, in any event, within all applicable time limitation periods with the Securities Commissions, in the case of a material adverse change, a new or amended Preliminary Prospectus, and, in the case of a material change, a new or amended Final Prospectus or Supplementary Material, as the case may be, or press release and material change report as may be required under the Applicable Securities Laws and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws including, without limitation, any requirements necessary to qualify the issuance and distribution of the Underlying Securities and shall deliver to the Underwriters as soon as practicable thereafter their reasonable requirements of conformed or commercial copies of any such new or amended Preliminary Prospectus, Final Prospectus or Supplementary Material. The Company shall not file any such new or amended disclosure documentation without first obtaining the written approval of the form and content thereof by the Underwriters, which approval shall be promptly considered and not unreasonably withheld, and shall not issue or file, as applicable, any press release or material change report without giving the Underwriters a reasonable opportunity for review of the proposed forms; provided that the Company shall not be required to file a registration statement or either register or qualify the Underlying Securities or the Warrant Shares for distribution outside of Canada;

  (rr)
  the Company will in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact described in the preceding two paragraphs;

  (ss)
  the minute books and corporate records of the Company and the Subsidiaries made available to Fasken Martineau DuMoulin LLP, counsel to the Underwriters in connection with its due diligence investigation of the Company for the periods from their respective dates of incorporation or amalgamation, as the case may be, to the date of examination thereof are copies of the original minute books and records of the Company and the Subsidiaries and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Company and the Subsidiaries and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of the Company or the Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records other than those which have been disclosed to the Underwriters or which are not material to the Company and the Subsidiaries taken as a whole; and

  (tt)
  during the period commencing on the date hereof and ending on the date which is 90 days following the Closing Date, the Company shall not, without the prior written consent of the

    Underwriters, such consent not to be unreasonably withheld: (i) reserve, allot, create or issue any Shares or other securities convertible or exchangeable into Shares or rights to acquire any of the foregoing other than pursuant to the Outstanding Convertible Securities, Shares issued and options issued under the Company's stock option plan, in connection with a strategic alliance or partnership for the commercialization of the Company's products, or as contemplated by this agreement; (ii) agree or become bound to do so; or (iii) publicly announce any intention to do so. The foregoing restrictions will not prevent the Company from creating a class of preferred shares as contemplated to be created at the Company's upcoming annual and special meeting of shareholders, but the restrictions shall apply to the issuance of any of such shares.

        The representations, warranties and covenants of the Company set out in the schedules to this agreement are hereby incorporated herein by reference.

        The Underwriters shall obtain and hold the right and benefit of the provisions of this Section 4.1 in trust for and on behalf of the Purchasers.

5.     Conditions of the Offering

        5.1   The following are conditions of the Underwriters' obligation to close the purchase of the Special Warrants from the Company as contemplated hereby, which conditions the Company covenants to exercise its reasonable best efforts to have fulfilled at or prior to the Closing Date and which may be waived in writing in whole or in part by the Underwriters on their behalf and on behalf of the Purchasers:

  (a)
  the Company shall have made and/or obtained the necessary filings, approvals, consents and acceptances under Applicable Securities Laws, the TSX and the OTC required to be made or obtained by the Company in connection with the Offering, on terms which are acceptable to the Underwriters, acting reasonably, prior to the Closing Date, it being understood that the Underwriters will do all that is reasonably required to assist the Company to fulfil this condition;

  (b)
  the Shares issuable on exercise of the Special Warrants and the Warrant Shares shall be conditionally listed for trading on the TSX, subject to the usual conditions;

  (c)
  the Company's board of directors shall have authorized and approved the Documents and any other agreements pursuant to which the Special Warrants, the Underlying Securities and the Warrant Shares are to be issued, the issuance of such securities and all matters relating to the foregoing;

  (d)
  the Company shall have entered into the Special Warrant Indenture and the Warrant Indenture in form satisfactory to the Underwriters;

  (e)
  each officer and director of the Company shall have entered into agreements in the form of agreement attached hereto as Schedule "E" pursuant to which such persons shall have covenanted not to sell, transfer, assign, pledge or otherwise dispose of any Shares held by them for a period of 90 days following the Closing Date;

  (f)
  the Company shall have delivered a certificate of the Company signed on behalf of the Company by such senior officers of the Company as may be acceptable to the Underwriters, acting reasonably, addressed to the Underwriters and dated the Closing Date, in form and content satisfactory to the Underwriters' counsel, acting reasonably, certifying that:

  (i)
  to the knowledge of such officers, no order ceasing or suspending trading in any securities of the Company or prohibiting the issue of the Special Warrants, the Underlying

      Securities or the Warrant Shares or any of the Company's issued securities has been issued and no proceedings for such purpose are pending or threatened;

    (ii)
    there has been no material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company since November 30, 2002 which has not been generally disclosed;

    (iii)
    the representations and warranties of the Company contained in the Documents are true and correct at the Closing Time, with the same force and effect as if made by the Company as at the Closing Time after giving effect to the transactions contemplated hereby;

    (iv)
    the Company has complied with all the covenants and satisfied all the terms and conditions of the Documents on its part to be complied with or satisfied at or prior to the Closing Time; and

    (v)
    as to such other matters as the Underwriters may reasonably request;

  (g)
  the Company shall have caused a favourable legal opinion to be delivered by its Canadian counsel addressed to the Underwriters, Fasken Martineau DuMoulin LLP, the Underwriters' counsel, and the Purchasers, with respect to such matters as the Underwriters may reasonably request relating to this transaction, acceptable in all reasonable respects to the Underwriters' counsel, including as to those matters identified in Schedule "F" hereto. In giving such opinions, Canadian counsel to the Company shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel and shall be entitled as to matters of fact not within their knowledge to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy including a certificate of the Company's registrar and transfer agent as to the outstanding securities of the Company. The Company agrees, and the aforesaid legal opinion shall expressly provide, that the Underwriters may provide copies of the opinion to each of the Purchasers; and

  (h)
  in the event that sales of Special Warrants are made in the United States of America, the Company shall have caused a legal opinion to be delivered by its U.S. counsel addressed to the Underwriters [and the Purchasers], stating that the issuance of the Special Warrants has been made in compliance with the United States Securities Act of 1933, as amended, in a form reasonably acceptable to the Underwriters.

6.     Additional Documents Upon Filing of Prospectus

        6.1   The Company shall cause to be delivered to the Underwriters concurrently with the filing of each of the Final Prospectus and any Supplementary Material a comfort letter dated the date thereof from the auditors of the Company and addressed to the Underwriters and to the directors of the Company, in form and substance satisfactory to the Underwriters, acting reasonably, relating to:

  (a)
  the verification of the financial information and accounting data and other numerical data of a financial nature contained or incorporated by reference therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter; and

  (b)
  the period beyond the most recent year end of the Company for which an audited financial statement appears therein to a date not more than two business days prior to the date of such letter.

        6.2   If Quebéc is one of the Designated Provinces, the Company shall cause to be delivered to the Underwriters concurrently with the filing of each of the Preliminary Prospectus, Final Prospect and any Supplementary Material:

  (a)
  an opinion from local counsel to the Company in Quebéc in form and substance satisfactory to the Underwriters, addressed to the Underwriters and the directors of the Company and dated the date thereof to the effect that the French language version thereof, except with respect to matters referred to in clause (b) below, is in all material respects a complete and proper translation of the English language version thereof; and

  (b)
  a letter from the auditors of the Company confirming that the financial statements contained or incorporated by reference in the French language version thereof are, in all material respects, a complete and proper translation of the English language version thereof.

7.     Closing

        7.1   The Offering will be completed at the offices of Fasken Martineau DuMoulin LLP, Suite 4200, Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, at the Closing Time or such other place, date or time as may be mutually agreed to; provided that if the Company has not been able to comply with any of the covenants or conditions set out herein required to be complied with by the Closing Time or such other date and time as may be mutually agreed to, the respective obligations of the parties shall terminate without further liability or obligation except for the payment of the Underwriters' expenses and the indemnity and contribution provisions set out in this agreement.

        7.2   At the Closing Time, the Company shall deliver to the Underwriters:

  (a)
  certificates duly registered as the Underwriters may direct representing the Special Warrants;

  (b)
  the requisite legal opinions and certificates as contemplated above; and

  (c)
  such further documentation as may be contemplated herein or as counsel to the Underwriters or the applicable regulatory authorities and stock exchanges may reasonably require,

against payment of the purchase price for the Special Warrants (net of the Underwriters' Fee and estimated expenses of the Underwriters by certified cheque or bank draft payable to the Trustee in accordance with the terms of the Special Warrant Indenture and delivery of the Subscription Agreements and other documentation required to be provided by or on behalf of the Purchasers or the Underwriters pursuant to this agreement.

        7.3   All terms and conditions of this agreement shall be construed as conditions and any breach or failure to comply with any such terms and conditions shall entitle the Underwriters to terminate their obligations to purchase the Special Warrants by written notice to that effect given to the Company prior to the Closing Time. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

8.     Termination Provisions

        8.1   Without limiting any of the foregoing provisions of this agreement, and in addition to any other remedies which may be available to them and to the Purchasers, the Underwriters, or any of them, shall be entitled, at their option, to terminate and cancel, without any liability on their part (or on the part of the Purchasers), all of their obligations under this agreement and the obligations of any person from whom the Underwriters have solicited an order to purchase Special Warrants that has executed a Subscription Agreement, by giving written notice to the Company at any time through to the Closing Time on the Closing Date if:

  (a)
  (i) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX or any securities regulatory authority (other than any such inquiry, action, suit investigation or other proceeding or order relating solely to the Underwriters) or any law or regulation is enacted or changed which in the opinion of any of the Underwriters, acting reasonably, operates to prevent or restrict the trading of the Shares or materially and adversely affects or will materially and adversely affect the market price or value of the Shares or which operates to prevent or materially restrict trading in the Shares or distribution of the Special Warrants; or (ii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation or other occurrence of any nature whatsoever which in the opinion of any of the Underwriters, acting reasonably, seriously adversely affects, or would be expected to seriously adversely affect, the financial markets in Canada or the United States or the business, operations or affairs of the Company and the Subsidiaries;

  (b)
  if there shall occur any material change in the affairs of the Company, or change in any material fact or there should be discovered any previously undisclosed material change or material fact (other than a material fact related solely to any of the Underwriters) required to be disclosed in the Final Prospectus or there should occur a change (other than a change related solely to any of the Underwriters) in a material fact contained in the Final Prospectus, in each case which, in the opinion of any of the Underwriters, acting reasonably, has or would be expected to have a significant adverse effect on the market price or value of the Shares; or

  (c)
  if there shall occur any breach or failure to comply with any terms or conditions of this agreement by the Company,

the occurrence or non-occurrence of any of the foregoing events or circumstances to be determined in the sole discretion of the Underwriters, acting reasonably.

        8.2   The Underwriters shall use reasonable best efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events or circumstances referred to in this section, provided that neither the giving nor the failure to give such notice shall in any way affect the Underwriters' entitlement to exercise this right at any time through to the Closing Time.

        8.3   The Underwriters' rights of termination contained in this section are in addition to any other rights or remedies they may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this agreement.

9.     Indemnity

        9.1   The Company covenants and agrees to indemnify the Underwriters and their respective shareholders, directors, officers, employees and agents (each being hereinafter referred to as an "Indemnified Party") against, and to reimburse the Underwriters promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending, all losses (other than a loss of profits), claims, damages, liabilities, costs or expenses caused or incurred by reason of:

  (a)
  any statement, other than a statement relating solely to the Underwriters, contained in the Offering Documents which constitutes or is alleged to constitute a misrepresentation;

  (b)
  any statement, other than a statement relating solely to the Underwriters, contained in the Company's Information Record which at the time and in the light of the circumstances under which it was made, contained or is alleged to have contained a misrepresentation;

  (c)
  the omission or alleged omission to state in any of the Offering Documents, in the Company's Information Record or any certificate of the Company delivered hereunder or pursuant hereto any material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made (other than omissions relating solely to the Underwriters);

  (d)
  any order made or inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority or other competent authority based upon any misrepresentation or alleged misrepresentation in any of the Offering Documents, or the Company's Information Record (other than a statement relating solely to the Underwriters and included in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters specifically for use therein) which prevents or restricts the trading in the Shares or the distribution or distribution to the public, as the case may be, of the Underlying Securities in any of the Designated Provinces;

  (e)
  the Company not complying with any requirement of any Applicable Securities Laws, regulatory requirements (including any private placement filing or other requirements under United States federal and state securities laws) or rules of any stock exchange or quotation system except as such non-compliance shall be as a result of the activities of the Underwriters; or

  (f)
  any breach of any representation or warranty of the Company contained herein or the failure of the Company to comply with any of its covenants or other obligations hereunder,

and will reimburse each Indemnified Party promptly upon demand for any legal expenses reasonably incurred in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

        9.2   If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Company pursuant to the provisions of Section 9.1 or if any potential claim contemplated hereby shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing; but the omission to so notify the Company shall not relieve the Company from any liability it may otherwise have to the Indemnified Party pursuant to Section 9.1. The Company shall be entitled but not obligated to participate in or assume the defence thereof; provided, however, that the defense shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be borne by the Indemnified Party unless:

  (a)
  the employment thereof has been specifically authorized in writing by the Company;

  (b)
  the Indemnified Party has been advised by counsel that representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

  (c)
  the Company has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim;

provided that in no event shall the Company be required to assume the fees and expenses of more than one counsel for all Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent to be promptly considered and not to be unreasonably withheld. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified herein obtained by the Indemnified Party from any other person.

        9.3   To the extent that any Indemnified Party is not a party to this agreement, the Underwriters shall obtain and hold the right and benefit of the indemnity provisions of Section 9.1 in trust for and on behalf of such Indemnified Party.

10.   Contribution

        .10.1     In the event that the indemnity provided for above is, for any reason, illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Company shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Underwriters shall be responsible for that portion represented by the percentage that the Underwriters' Fee payable by the Company to the Underwriters bears to the gross proceeds from the sale of the Special Warrants and the Company shall be responsible for the balance, provided that, in no event, shall any Underwriters be responsible for any amount in excess of the amount of the Underwriters' Fee actually received by it. In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Company shall, in respect of the Underwriters, be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which the Underwriters are responsible, as determined above, and (ii) the amount of the Underwriters' Fee actually received by the Underwriters. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which the Underwriters or the Company may have by statute or otherwise by law.

11.   Fees and Expenses

        11.1     In consideration of the services to be rendered by the Underwriters in connection with the Offering, which services shall include:

  (a)
  endeavouring to arrange for Substituted Purchasers for the Special Warrants;

  (b)
  assisting in the preparation of the Preliminary Prospectus and the Final Prospectus together with any documents supplemental thereto or any amending or supplementary prospectus or any Supplementary Material;

  (c)
  assisting in the preparation of the form of the Subscription Agreements; and

  (d)
  advising the Company with respect to the private placement of the Special Warrants,

the Company has agreed to pay to the Underwriters a fee equal to 6.0% of the gross proceeds of the Offering (the "Underwriters' Fee"), payable in cash at the Closing Time.

        11.2     Whether or not the Offering is completed, the Company shall pay all expenses and fees in connection with the Offering, including without limitation: (i) all expenses of or incidental to the issue, sale or distribution of the Special Warrants and filing of the Preliminary Prospectus and the Final Prospectus; (ii) the fees and expenses of the Company's legal counsel; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering; and (iv) all costs and expenses, including fees and disbursements of Underwriters' counsel and applicable taxes thereon incurred by the Underwriters or on their behalf.

12.   Survival of Warranties, Representations, Covenants and Agreements

        12.1     All warranties, representations, covenants and agreements of the Company and the Underwriters herein contained or contained in any documents submitted or required to be submitted pursuant to this agreement or in connection with the Offering shall survive the purchase by the Purchasers of the Special Warrants and shall continue in full force and effect after the Closing Date for a period of five years after the Closing Date, regardless of the closing of the sale of the Special Warrants, any subsequent disposition or exercise of the Special Warrants or the Underlying Securities or any investigation which may be carried on by the Underwriters.

13.   Authority of Yorkton Securities Inc.

        13.1     The Company shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Underwriters by Yorkton Securities Inc., which shall represent the Underwriters, and which shall have the authority to bind the Underwriters in respect of all matters hereunder, except in respect of a consent to a settlement pursuant to Section 9, which consent shall be given by the Indemnified Party, and the matters referred to in Section 8. Yorkton Securities Inc. shall consult fully with the other Underwriter with respect to any such notice, waiver, extension or other communication.

14.   Underwriters' Purchase Entitlement

        14.1     The Underwriters' entitlement to purchase the Special Warrants at the Closing Time shall be several and not joint or joint and several and the Underwriters' respective entitlement in this respect shall be as to the following percentages of the number of the Special Warrants to be purchased at that time:

Yorkton Securities Inc.	55%
Sprott Securities Inc.	20%
TD Securities Inc.	20%
First Associates Investments Inc.	5%

        If an Underwriter fails to purchase its applicable percentage of the number of Special Warrants at the Time of Closing, the other Underwriters shall have the right, but shall not be obligated, to purchase all, but not less than all, of the Special Warrants which would otherwise have been purchased by the Underwriter which failed to purchase. In the event that such right is not exercised, the Underwriters which are able and willing to purchase shall be relieved of all obligations to the Company to purchase such Special Warrants. Nothing in this Section 14 shall oblige the Company to sell to any or all of the Underwriters less than all of the aggregate amount of the Special Warrants or shall relieve the Underwriter(s) in default hereunder from liability to the Company.

15.   General Contract Provisions

        15.1     Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

if to the Company:
3650 Wesbrook Mall Vancouver, British Columbia V6S 2L2
Attention:	Robert W. Reider President and Chief Executive Officer
Telecopier No.:	(604) 677-6915
with a copy to:
Catalyst Corporate Finance Lawyers Suite 1400-1055 West Hastings St. Vancouver, British Columbia V6E 2E9
Attention:	Jim Heppell
Telecopier No.:	(604) 443-7000

or if to the Underwriters:
Yorkton Securities Inc. BCE Place 181 Bay Street, Suite 3100 Toronto, Ontario M5J 2R9
Attention:	Steven Winokur
Telecopier No.:	(416) 864-3650
and
Sprott Securities Inc. Royal Bank Plaza Suite 3450, South Tower Toronto, Ontario M5J 2J2
Attention:	Robert Chalmers
Telecopier No.:	(416) 943-6496
and
TD Securities Inc. 66 Wellington St. West 8th Floor Toronto Dominion Bank Tower Toronto-Dominion Centre Toronto, Ontario M5K 1A2
Attention:	Peter Grosskopf
Telecopier No.:	(416) 983-3176
First Associates Investments Inc. Suite 2400 BCE Place 161 Bay Street Toronto, Ontario M5J 2J2
Attention:	Paul Moase
Telecopier No.:	(416) 865-1960
with a copy to:
Fasken Martineau DuMoulin LLP P.O. Box 20, Suite 3600 Toronto Dominion Bank Tower Toronto-Dominion Centre 66 Wellington Street West Toronto, Ontario M5K 1N6
Attention:	Richard J. Steinberg
Telecopier Number:	(416) 364-7813

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours at the location of the recipient, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

        15.2     This agreement and the other documents herein referred to constitute the entire agreement between the Underwriters and the Company relating to the subject matter hereof and supersede all prior agreements between the Underwriters and the Company with respect to their respective rights and obligations in respect of the Offering, including the engagement letter between Yorkton Securities Inc. and the Company dated March 31, 2003 (and reconfirmed by Yorkton Securities Inc. on April 1, 2003).

        15.3     The Company agrees that, if the Offering is completed, Yorkton Securities Inc. may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose stating that Yorkton Securities Inc. has acted as financial advisor to the Company in connection therewith, provided that Yorkton Securities Inc. shall give the Company a reasonable opportunity to review the announcement prior to publication.

        15.4     This agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

        If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below and returning three originally executed copies to the Underwriters.

Yours very truly,

YORKTON SECURITIES INC.	SPROTT SECURITIES INC.
Per:	Per:

TD SECURITIES INC.	FIRST ASSOCIATES INVESTMENTS INC.
Per:	Per:

        The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date first above written.

CARDIOME PHARMA CORP.
Per:		c/s
Authorized Signing Officer

SCHEDULE "A"

CARDIOME PHARMA CORP
Terms and Conditions

Issuer:	Cardiome Pharma Corp. (the "Company")
Offering:	Special Warrants (the "Offering"). Each exercisable into one common share ("Share") and one-half of one common share purchase warrant ("Warrant") of the Company.
Common Share Purchase Warrant:	Each whole Warrant will entitle the holder to acquire one Share at a price of CDN $2.75 per Share for a period of 12 months following the Closing Date.
Issue Price:	CDN $2.10 per Special Warrant in respect of 3,762,000 Special Warrants and CDN $2.30 per Special Warrant in respect of 48,000 Special Warrants.
Commission:	6.0% cash.
Use of Proceeds:	The net proceeds are to be used to fund clinical trial expenses and for general corporate purposes.
Escrow Terms:
The gross proceeds from the issue of the Special Warrants (less commission and expenses of the Offering) will be held by a custodian, who shall also act as Trustee (the "Trustee") under the Special Warrant Indenture, and invested in short-term obligations of the Government of Canada. Upon the earlier of the Prospectus Qualification Date and the date that is four months after the Closing Date, all of the escrowed proceeds (with interest accrued thereon) will be released to the Company.
Prospectus Qualification:
The Company will use its best efforts to file a preliminary prospectus as soon as practicable following the Closing Date and to obtain receipts for a (final) prospectus in the provinces of Canada in which purchasers of Special Warrants are resident no later than the date which is 60 days from the Closing Date ("Prospectus Qualification Date") to allow for the free tradeability of the Shares and Warrants issued upon exercise of the Special Warrants. In the event that the Company has not received all of the receipts referred to above by such date, it will nonetheless continue to be obligated to use its reasonable best efforts to file and clear the (final) prospectus as soon as possible thereafter.

A-1

SCHEDULE "B"

TERMS AND CONDITIONS FOR
UNITED STATES OFFERS AND SALES

Definitions

(A)
"1933 Act" means the United States Securities Act of 1933, as amended;

(B)
"Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a) of Regulation D;

(C)
"Directed Selling Efforts" means "directed selling efforts" as that term is defined in Rule 902 of Regulation S of the 1933 Act. Without limiting the foregoing, but for greater clarity, such term means, subject to the exclusions from the definition of "directed selling efforts" contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Special Warrants, Underlying Securities or Warrant Shares (the "Securities") and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Securities;

(D)
"Foreign Issuer" means foreign issuer as that term is defined in Rule 902 of Regulation S;

(E)
"Regulation D" means Regulation D promulgated under the 1933 Act;

(F)
"Regulation S" means Regulation S promulgated under the 1933 Act;

(G)
"SEC" means the United States Securities and Exchange Commission;

(H)
"Substantial U.S. Market Interest" means "substantial U.S. market interest" as that term is defined in Rule 902 of Regulation S;

(I)
"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia; and

(J)
"U.S. Person" has the meaning ascribed thereto in Rule 902 of Regulation S.

        All other capitalized terms used but not otherwise defined in this Schedule "B" shall have the meanings assigned to them in the Underwriting Agreement.

        1.     The Company represents and warrants to and covenants and agrees with the Underwriters as follows:

  (a)
  The Company is a Foreign Issuer which has, and on the commencement of the offering of the Special Warrants had, no Substantial U.S. Market Interest.

  (b)
  Except with respect to securities offered and sold to Accredited Investors who are in the United States or are U.S. Persons in reliance upon an exemption from registration under Rule 506 of Regulation D, neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has made or will make:

  (i)
  any offer to sell, or any solicitation of an offer to buy, any Securities to a U.S. Person or a person in the United States, or

  (ii)
  any sale of Securities unless, at the time the buy order was or will have been originated, the purchaser was outside the United States or the Company, its affiliates, and any person acting on its or their behalf reasonably believe that the purchaser is outside the United States.

  (c)
  During the period in which the Securities are offered for sale, and during the period that any Special Warrants or Warrants are outstanding, neither it nor any of its affiliates, nor any person acting on its or their behalf has made or will make any Directed Selling Efforts, or has taken or will take any action that would cause the exemption afforded by Regulation D or the exclusion from registration afforded by Regulation S to be unavailable for offers and sales of the Securities.

  (d)
  Neither the Company nor any of its predecessors or affiliates (as defined in the 1933 Act) has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

  (e)
  None of the Company, its affiliates or any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) with respect to offers or sales of the Securities in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising in connection with the offer or sale of the Securities in the United States.

  (f)
  Within fifteen (15) days after the first sale of Special Warrants in the United States or to a U.S. Person, the Company will prepare and file with the SEC a notice on Form D with respect to the Special Warrants and will file all amendments required to be filed as a result of subsequent sales of Special Warrants in the United States or to a U.S. Person.

  (g)
  Except with respect to the offer and sale of Securities offered hereby, the Company has not in the six months prior to the Closing Date sold, offered for sale or solicited any offer to buy any of its securities in the United States or to a U.S. Person or otherwise than to an Accredited Investor in accordance with Rule 506 of Regulation D.

  (h)
  The Company is not an open-end investment company or unit investment trust registered or required to be registered or closed-end investment company required to be registered, but not registered, under the United States Investment Company Act of 1940.

  (i)
  Any press release issued in connection with the offering, issuance or sale of the Securities will comply in all respects with the requirements of Rule 135c of the 1933 Act.

        2.     The Underwriters severally represent and warrant to and covenant and agree with the Company as follows:

  (a)
  The Underwriters acknowledge that none of the Securities has been or will be registered under the 1933 Act and that such Securities are either:

  (i)
  being offered and sold outside the United States in reliance upon an exclusion from registration under the 1933 Act provided by Regulation S, or

  (ii)
  being offered and sold in the United States in reliance upon an exemption from registration under the 1933 Act provided under Rule 506 of Regulation D.

  (b)
  Any offer or sale, or solicitation of an offer to buy Securities that is made to a U.S. Person or a person in the United States by the Underwriters or an affiliate thereof who is a United States registered broker dealer will be made only to Accredited Investors or persons that the Underwriters reasonably believe to be Accredited Investors and who execute and deliver a U.S. Subscription Agreement in the form of Schedule "G" hereto and only in states of the United States where such Underwriter or affiliate thereof is registered or otherwise exempt from registration.

  (c)
  Neither the Underwriters nor any of their respective affiliates nor any person acting on their behalf or on behalf of the affiliates has made or will make, except to the extent permitted by paragraph 3 hereof;

  (i)
  any offer to sell or any solicitation of an offer to buy, any Securities to any U.S. Person or person in the United States;

  (ii)
  any sale of Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Agent, affiliate, or person acting on behalf of either reasonably believed that such purchaser was outside the United States; or

  (iii)
  any Directed Selling Efforts with respect to the Securities.

  (d)
  The Underwriters agree to obtain substantially identical undertakings from each member of any banking and selling group formed in connection with the distribution of the Special Warrants contemplated hereby. Other than any banking and selling group agreement, the Underwriters have not entered and will not enter into any contractual arrangement with respect to the distribution of the Special Warrants, except with its affiliates or with the prior written consent of the Company.

        3.     The Underwriters may offer the Securities in the United States to an unlimited number of Accredited Investors in accordance with the exemption from registration under Rule 506 of Regulation D and in connection therewith represent and warrant to and covenant and agree with the Company as follows:

  (a)
  Immediately prior to soliciting such offerees, the Underwriters or an affiliate thereof who is a United States registered broker dealer had reasonable grounds to believe and did believe that each offeree is an Accredited Investor;

  (b)
  No form of general solicitation or general advertising has been or will be used (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation, or general advertising, in connection with the offer or sale of the Securities in the United States;

  (c)
  The Underwriters shall exercise reasonable care to assure that the purchasers of the Securities are not "underwriters" within the meaning of Section 2(11) of the 1933 Act by taking the following actions;

  (i)
  reasonable inquiry to determine if the purchaser is acquiring the Securities for itself or for other persons; and

  (ii)
  written disclosure to each purchaser prior to sale that the Securities have not been registered under the 1933 Act and, therefore, cannot be resold unless registered under the 1933 Act or an exemption or exclusion from registration is available.

  (d)
  Any offer or sale, or solicitation of an offer to buy Special Warrants that has been made or will be made in the United States was or will be made only to Accredited Investors in transactions that are exempt from registration under applicable "blue sky" securities laws of any state of the United States.

  (e)
  The Securities will be offered and sold in the United States by the Underwriters and their affiliates in accordance with all applicable United States broker-dealer requirements.

SCHEDULE "C"

OUTSTANDING CONVERTIBLE SECURITIES

1.     Share Purchase Warrants

        As at March 31, 2003 common shares issuable upon exercise of common share purchase warrants and brokers' warrants were outstanding as follows:

Date of Expiry	Exercise Price	Number of Warrants
February 9, 2004	US$2.40	75,000
February 9, 2004	US$4.80	25,000
February 9, 2004	US$8.00	25,000
February 9, 2007	US$2.40	37,500
February 9, 2007	US$4.80	12,500
February 9, 2007	US$8.00	12,500
October 5, 2003	$3.20	41,667
October 10, 2003	$2.40	16,691
October 10, 2003	$3.20	187,625
March 7, 2004	$6.64	2,327,414
March 7, 2004	$3.80	930,966
March 7, 2004	$6.64	232,741

Balance as at March 31, 2003		3,924,604

2.     Stock Options

        As at March 31, 2003, stock options to executive officers and directors, employees, consultants and clinical advisory board members were outstanding as follows:

	Options outstanding March 31, 2003			Options exercisable March 31, 2003
Range of exercise price $	Number of common shares issuable	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number of common shares issuable	Weighted average exercise price $
$2.44-$2.92	280,625	4.16	2.84	267,500	2.84
$3.00-$3.82	2,845,375	5.65	3.27	1,558,750	3.23
$4.20-$4.40	75,000	2.06	4.24	72,500	4.24
$5.04-$5.96	327,188	2.10	5.57	327,188	5.57
$6.20-$7.24	81,250	2.23	6.45	81,250	6.45

	3,609,438	5.06	3.54	2,307,188	3.66

3.     Commitment to issue Shares

        Under the terms of a licensing agreement, the Company has agreed to issue 50,000 common shares to the licensor upon the achievement of certain milestones. At March 31, 2003, these milestones had not been achieved.

C-1

SCHEDULE "D"

PATENT RIGHTS

        The following table (Table 1) sets forth the issued patents licensed by Cardiome from the University of British Columbia (UBC):

Table 1. Issued Patents—Cardiome

Patent/Appln. No.	Country/Region	Date Issued	Date Expired
Antiarrhythmia / Local Anaesthesia Program (Amides-401)
5,506,257	US	09 April 1996	09 April 2013
668,932	Australia	10 September 1996	26 March 2013
632,806	Europe	02 July 1997	26 March 2013
1000684	Hong Kong	17 April 1998	26 March 2013
632,806	France	02 July 1997	26 March 2013
P69311896.2	Germany	02 July 1997	26 March 2013
632,806	Ireland	02 July 1997	26 March 2013
632,806	Italy	02 July 1997	26 March 2013
2104142	Spain	02 July 1997	26 March 2013
632,806	Switzerland	02 July 1997	26 March 2013
632,806	United Kingdom	02 July 1997	26 March 2013
2132841	Canada	20 March 2001	26 March 2013
3190676	Japan	18 May 2001	26 March 2013
Antiarrhythmia Program (Esters-402)
5,637,583	US	10 June 1997	10 June 2014
5,885,984	US	23 March 1999	10 June 2014
6,174,879	US	16 January 2001	10 June 2014
0720605	Europe(1)	19 December 2001	23 September 2014
2,172,513(2)	Canada(2)	—	—

(1)
Registration of the granted European patent can be effected in the following countries: Austria, Belgium, France, Denmark, Germany, United Kingdom, Ireland, Italy, Netherlands, Portugal, Spain, Sweden and Switzerland.

(2)
Patent application pending (filed 23 Sept.1994). Claims priority to US application #126575 (filed 24 Sept. 1993).

        The following table (Table 2) sets forth the patent applications assigned to and owned by Cardiome:

Table 2. Patent Applications—Cardiome

Patent Application No.	Country/Region	Filing Date
Antiarrhythmia Program (Ethers-403)
09/283,873*	US	31 March 1999(3, @)
PCT/CA99/00280	PCT	1 April 1999(3, @)
30215/99	Australia	1 April 1999(3, @)
PI9909282-4	Brazil	1 April 1999(3, @)
2326777	Canada	1 April 1999(3, @)
99806682.6	China & Hong Kong	1 April 1999(3, @)
PV20003485	Czech Republic	1 April 1999(3, @)
0584/00PC	Estonia	1 April 1999(3, @)
99/911550.4	Europe	1 April 1999(3, @)
0040352	Hungary	1 April 1999(3, @)
W-20002226	Indonesia	1 April 1999(3, @)
138719	Israel	1 April 1999(3, @)
IN/PCT2000,00490/MUM	India	1 April 1999(3, @)
5632	Iceland	1 April 1999(3, @)
2000-541135	Japan	1 April 1999(3, @)
10-2000-7010894	South Korea	1 April 1999(3, @)
0009593	Mexico	1 April 1999(3, @)
20004897	Norway	1 April 1999(3, @)
507169	New Zealand	1 April 1999(3, @)
P-343425	Poland	1 April 1999(3, @)
a/2000-00939	Romania	1 April 1999(3, @)
2000127720	Russia	1 April 1999(3, @)
200005298-5	Singapore	1 April 1999(3, @)
PV1437-2000S	Slovak Republic	1 April 1999(3, @)
2000-02796	Turkey	1 April 1999(3, @)
2000/5195	South Africa	1 April 1999(3, @)
09/680,988	US	6 October 2000(3, @)
2,268,590	Canada	12 April 1999(@)
2,388,122	Canada	28 May 2002
2,388,682	Canada	3 June 2002
60/368,473	US	5 June 2002
Antiarrhythmia / Local Anaesthesia Program (Amide Mixtures-405)
PCT/CA98/00905	PCT	25 September 1998(4)
87115941	Taiwan	25 September 1998
046295	Thailand	24 September 1998
98/2526	The Philippines	25 September 1998
PI 9804386	Malaysia	25 September 1998
PI9814048-5	Brazil	25 September 1998(4)
988107708.8	China	25 September 1998(4)
0002969	Mexico	25 September 1998(4)
Antiarrhythmia Program (Cycloalkyl Amines-408)
PCT/CA00/00117	PCT	10 February 2000(2)
09/913,373	US	13 August 2001(2)

Antiarrhythmia Program (Cinnamides-409)
PCT/CA00/00217	PCT	3 March 2000(11)
09/914,884	US	4 September 2001(11)
Antiarrhythmia / Kv1.5 Program
2311483*	Canada	12 June 2000
PCT/CA01/00868	PCT	12 June 2001(1)
60/395,272	US	12 July 2002
2418978	Canada	14 February 2003
Cough Program (CP1) #
09/328,540 (Allowed)	US	9 June 1999(5)
PCT/CA99/00535	PCT	9 June 1999(5)
41272/99	Australia	9 June 1999(5)
PI9911094-6	Brazil	9 June 1999(5)
2334481	Canada	9 June 1999(5)
99809416.1	China	9 June 1999(5)
99/924623.4	Europe	9 June 1999(5)
IN/PCT2000,00712/MUM	India	9 June 1999(5)
2000-553054	Japan	9 June 1999(5)
2000-7013938	South Korea	9 June 1999(5)
12238	Mexico	9 June 1999(5)
Cough Program (CP2) #
09/328,541 (Allowed)	US	9 June 1999(6)
PCT/CA99/00534	PCT	9 June 1999(6)
41271/99	Australia	9 June 1999(6)
PI9911095-4	Brazil	9 June 1999(6)
2334454	Canada	9 June 1999(6)
99809415.3	China	9 June 1999(6)
99/924622.6	Europe	9 June 1999(6)
IN/PCT2000,00711/MUM	India	9 June 1999(6)
2000-553407	Japan	9 June 1999(6)
2000-7013935	South Korea	9 June 1999(6)
12239	Mexico	9 June 1999(6)
Cough Program (CP3) #
2,292,351*	Canada	15 December,1999
PCT/CA00/01506	PCT	15 December, 2000
Cough Program (CP4) #
2,292,343*	Canada	15 December,1999
PCT/CA00/01508	PCT	15 December, 2000
Cough Program (CP5) #
2,292,350*	Canada	15 December,1999
PCT/CA00/01507	PCT	15 December, 2000

Pain Management Program (NB1) #
09/140,027*	US	26 August 1998(7)
PCT/CA98/00842	PCT	3 September 1998(7)
98/941201.0 (Allowed)	Europe	3 September 1998(7)
98810388.5	China	3 September 1998(7)
00108104.6	Hong Kong	3 September 1998(7)
PI9812182-0	Brazil	3 September 1998(7)
2,303,815	Canada	3 September 1998(7)
2000-508355	Japan	3 September 1998(7)
2207	Mexico	3 September 1998(7)
045858	Thailand	31 August 1998
87114395	Taiwan	31 August 1998
98/2246	The Philippines	31 August 1998
PI 9804017	Malaysia	2 September 1998
Pro-Erectile Program (PE1-404)
09/111,684 (Allowed)	US	8 July 1998(8)
PCT/CA98/00662	PCT	9 July 1998(8)
82033/98	Australia	9 July 1998(8)
2295640	Canada	9 July 1998(8)
98807711.6*	China	9 July 1998(8)
98/931867.0	Europe	9 July 1998(8)
133822	Israel	9 July 1998(8)
2000-501751	Japan	9 July 1998(8)
10-2000-7000168	South Korea	9 July 1998(8)
0000353	Mexico	9 July 1998(8)
9906473-5	Singapore	9 July 1998(8)
87113676	Taiwan	19 August 1998
Pro-Erectile Program (PE2-406)
PCT/US99/15571	PCT	8 July 1999(9)
09/743,298	US	9 April 2001(9)

NOTE: In the foregoing table, "PCT" refers to a filing pursuant to the International Patent Cooperation Treaty.

(1)
Claims priority to CA application (#2311483) filed 12 June 2000.

(2)
Claims priority to US application (#60/119,887) filed 12 Feb. 1999.

(3)
Claims priority to US application (#60/080,347) filed 1 April 1998 and US application (#60/118,954) filed 5 February 1999. The filing date of 1 April 1999 for all non-US applications corresponds to the international filing date of the original PCT international application (PCT/CA99/00280).

(4)
Claims priority to US application (#60/060,154) filed 26 September 1997.

(5)
Claims priority to US application (#60/088,597) filed 9 June 1998.

(6)
Claims priority to US application (#60/088,587) filed 9 June 1998.

(7)
Claims priority to US application (#60/056,312) filed 3 September 1997.

(8)
Claims priority to US application (#60/052,051) filed 9 July 1997.

(9)
Claims priority to US application (#60/092,097) filed 8 July 1998.

(10)
Claims priority to US application (#60/109,255) filed 19 November 1998.

(11)
Claims priority to US application (#60/122,858) filed 4 March 1999.

@
A sub-group of compounds covered by the patent claims was licensed to AstraZeneca in Oct. 2000. All intellectual property rights were subsequently returned to Cardiome in March 2002.

*
Application withdrawn or abandoned.

#
All technology and intellectual property pertaining to these programs were acquired by UCB, S.A. (19/9/02)

        The following tables (Table 3 and Table 4) set forth the issued patent and patent applications licensed by Paralex (now Cardiome) from the Johns Hopkins University (JHU):

Table 3. Issued Patent—Paralex/Cardiome

Patent/Appln. No.	Country/Region	Date Issued	Date Expired
Congestive Heart Failure / Contractile Disorder Program (XOI/CaSen)
6,191,136	US	20 February 2001	5 November 2018

Table 4. Patent Applications—Paralex/Cardiome

Patent Application No.	Country/Region	Filing Date
Congestive Heart Failure / Contractile Disorder Program (XOI/CaSen)
PCT/US98/23878	PCT	5 November 1998(1)
98959400.7	Europe	5 November 1998(1)
09/680,876 (Allowed)	US	6 October 2000(2)

(1)
Claims priority to US application (#60/064,942) filed 7 November 1997.

(2)
A continuation application of US Patent 6,191,136 was filed and is pending.

Trademark

        The OXYPRIM trademark is licensed from ILEX Oncology, Inc.

SCHEDULE "E"

FORM OF STANDSTILL AGREEMENT WITH RESPECT
TO DISPOSITION OF SHARES

April 10, 2003

Yorkton Securities Inc.
Sprott Securities Inc.
TD Securities Inc.
First Associates Investments Inc.

c/o Yorkton Securities Inc.
BCE Place
181 Bay Street, Suite 3100
Toronto, Ontario
M5J 2R9

Dear Sirs:

Re:    Cardiome Pharma Corp.

        The undersigned refers to an underwriting agreement dated April 10, 2003 (the "Underwriting Agreement") between Cardiome Pharma Corp. (the "Company") and Yorkton Securities Inc., Sprott Securities Inc., TD Securities Inc. and First Associates Investments Inc. (collectively, the "Underwriters") with respect to a private placement of special warrants of the Company (the "Offering"). Capitalized terms used but not defined herein shall have the respective meanings attributed thereto in the Underwriting Agreement.

        In consideration for the Underwriters completing the Offering on the terms set out in the Underwriting Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenants and agrees in favour of the Underwriters that the undersigned will not, directly or indirectly, offer, sell, assign, pledge, alienate, transfer or otherwise dispose of any Shares or securities convertible or exchangeable into Shares (or enter into any swap, futures contract or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether settled by the delivery of Shares, other securities, cash or otherwise) from the date of this agreement to the earlier of the Expiry Date and the 90th day following the Closing Date. The undersigned further covenants and agrees in favour of the Underwriters that any securities of the Company acquired by the undersigned after the date hereof (other than any Underlying Securities or Warrant Shares acquired on the exercise of Special Warrants or Warrants, as applicable) will be subject to the foregoing restrictions. The undersigned hereby represents and warrants to the Underwriters that the undersigned beneficially holds, directly or indirectly, or exercises control or direction over, an aggregate of                         Shares.

        This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Yours truly,

[Name]

Accepted and acknowledged this                        day of April, 2003.

YORKTON SECURITIES INC., on its behalf and on behalf of SPROTT SECURITIES INC., TD SECURITIES INC. and FIRST ASSOCIATES INVESTMENTS INC.
Per:

E-1

SCHEDULE "F"

OPINION OF THE COMPANY'S COUNSEL

        The opinion of the Company's counsel shall, in addition to such other matters as the Underwriters may reasonably request, state that:

        1.     the Company is a validly existing corporation incorporated under the laws of Canada and which has not been dissolved; there are no restrictions on the corporate power and capacity of the Company to own and lease property and assets and to carry on business; there are no restrictions on the corporate power and capacity of the Company to execute, deliver and perform its obligations under each of the Subscription Agreements, the Underwriting Agreement, the Special Warrant Indenture, the Warrant Indenture, the Special Warrants and the Warrants (collectively, the "Documents");

        2.     each of the Subsidiaries is a validly existing corporation incorporated under the laws of its jurisdiction of incorporation and which has not been dissolved; there are no restrictions on the corporate power and capacity of each such corporation to own and lease property and assets and to carry on business;

        3.     as to the authorized and issued share capital of the Company and that all issued and outstanding shares are issued and outstanding as fully paid and non-assessable shares;

        4.     as to the registered shareholders of each Subsidiary and that all issued and outstanding shares of each Subsidiary are issued and outstanding as fully paid and non-assessable shares;

        5.     the Trustee has been duly appointed by the Company as the Trustee under the Special Warrant Indenture and the Warrant Indenture;

        6.     all necessary corporate action has been taken by the Company to authorize the execution and delivery by it of each of the Documents and to authorize the creation and issuance of the Special Warrants and the Warrants and the issuance of the Shares issuable upon exercise of the Special Warrants and the Warrants;

        7.     each of the Documents, other than the Warrants, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; the Warrants will, when issued by the Company, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

        8.     the execution and delivery by the Company of the Documents, the fulfillment of the terms thereof by the Company, the issue, sale and delivery of the Special Warrants and the issue and delivery of the Underlying Securities and the Warrant Shares do not and will not result in a breach of or a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

  (a)
  the articles or by-laws of the Company; or

  (b)
  any laws of the Province of British Columbia or of Canada applicable therein.

        9.     the private placement of the Special Warrants has been accepted for filing by the TSX and the Shares issuable upon exercise of the Special Warrants and the Warrants will, when issued, be listed and posted for trading on the TSX;

        10.   (a) The Special Warrants have been duly and validly created and issued and the Warrants have been duly and validly created and upon the due exercise of the Special Warrants will be duly and validly issued; and

F-1

  (b)
  the Shares issuable upon exercise of the Special Warrants and the Warrant Shares have been duly and validly authorized and reserved for issuance and will, upon the due exercise of the Special Warrants and the Warrants, respectively, be validly issued and outstanding as fully paid and non-assessable shares;

        11.   the offering, sale, issue and delivery of the Special Warrants by the Company to Purchasers resident in the Designated Provinces are exempt from the prospectus requirements of the Applicable Securities Laws and no filing, proceeding, approval, consent or authorization is required to be made, taken or obtained by the Company to permit the offering, sale, issue and delivery of the Special Warrants to the Purchasers, subject to the usual qualifications;

        12.   the first trade by a Purchaser of the Special Warrants, other than a trade which is otherwise exempt from the prospectus and registration requirements of the Applicable Securities Laws, will be a distribution subject to the prospectus requirements of the Applicable Securities Laws, subject to the usual qualifications;

        13.   the issuance and delivery of the Underlying Securities by the Company upon the due exercise of the Special Warrants in accordance with their terms and the issuance and delivery of the Warrant Shares by the Company upon the due exercise of the Warrants in accordance with their terms, prior to the issuance of receipts for the Final Prospectus by the Securities Commissions are exempt from the prospectus and registration requirements of the Applicable Securities Laws and no filing, proceeding, approval, consent or authorization is required to be made, taken or obtained to permit the issuance and delivery of the Underlying Securities to holders of Special Warrants and the issuance and delivery of the Warrant Shares to holders of Warrants resident in the Designated Provinces, subject to the usual qualifications;

        14.   in the event that: (i) receipts for the Final Prospectus and any required amendments thereto are issued by the Securities Commissions; and (ii) copies of the Final Prospectus and any required amendments thereto are delivered to a holder of Special Warrants resident in a Designated Province, in each case prior to the due exercise by such holder of such Special Warrants and the issuance of the Underlying Securities to such holder, the first trade by such holder of Underlying Securities and Warrant Shares will not be subject to the prospectus requirements under the Applicable Securities Laws and no other filing, proceeding, approval, consent or authorization will be required to be made, taken or obtained under the Applicable Securities Laws to permit such trade through registrants or dealers registered under the Applicable Securities Laws who have complied with such laws, or in circumstances in which there is an exemption from the registration requirements of such laws, subject to the usual qualifications;

        15.   in the event that receipts for the Final Prospectus and any required amendments thereto are not issued by the Securities Commissions prior to the due exercise of the Special Warrants owned by a holder of Special Warrants resident in a Designated Province, the first trade by such holder of the Underlying Securities acquired upon the due exercise of such Special Warrants and the Warrant Shares acquired upon the due exercise of the Warrants, other than a trade which is exempt from the prospectus requirements of the Applicable Securities Laws, will be a distribution subject to the prospectus requirements of the Applicable Securities Laws, subject to at least four months having elapsed from the issue of the Special Warrants and the usual qualifications;

        16.   the form of share certificate for the Shares conforms with the Canada Corporations Act and has been approved by the TSX and the directors of the Company; and

        17.   the Company is a reporting issuer in the Designated Provinces and is not included in the list of defaulting reporting issuers maintained pursuant to the securities legislation of such provinces.

F-2

SCHEDULE "G"

FORM OF THE U.S. SUBSCSRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

(for U.S. Subscribers of Special Warrants)

        A completed and originally executed copy of this subscription agreement (together with the schedules hereto) must be delivered by no later than 12:00 noon (Toronto time) on April 8, 2003 to Yorkton Securities Inc., BCE Place, 181 Bay Street, Suite 3100, Toronto, Ontario M5J 2T3 (Attn: Marilia Costa).

TO:	Cardiome Pharma Corp. (the "Company")
AND TO:	Yorkton Securities Inc., on its behalf and on behalf of Sprott Securities Inc., TD Securities Inc. and First Associates Investments Inc. (collectively, the "Underwriters")
AND TO:	Yorkton Capital Inc.
RE:	Issue and Sale of Special Warrants of the Company

Details of Subscription

        The undersigned (the "Subscriber") hereby irrevocably offers to purchase from the Company, subject to the terms and conditions set forth in this subscription agreement, special warrants ("Special Warrants") of the Company with the following specific purchase instructions. Certain representations, warranties and covenants of the Company and certain other terms of the purchase by the Subscriber of the Special Warrants are set out in Schedule "A" to this subscription agreement. The particulars of the Special Warrants and the securities to be issued on exercise of the Special Warrants are set out in Schedule "B" to this subscription agreement. Certain representations and warranties to be made by you so that the Company and the Underwriters can ensure compliance with applicable securities laws are set out in Schedule "C" to this subscription agreement. The Toronto Stock Exchange Private Placement Questionnaire and Undertaking attached as Schedule "D" to this subscription agreement must be completed in full.

        Each such schedule forms a part of this subscription agreement and you should review each carefully.

Number of Special Warrants to be purchased at Cdn.$2.10 each:		Special Warrants

Total Subscription Price:	Cdn.$
(please refer to Schedule "C" for representations and warranties to be made by the Subscriber)
Name and Address of Subscriber:	Name:

Address:

(Street Address)
(City and State)
(Zip Code)
(Phone Number)

        In the event that the Subscriber is contracting hereunder on behalf of one or more disclosed principals, the particulars of such disclosed principals are set forth below (if space is insufficient, please attach a separate list):

Name:	Name:

Address:	Address:

No. of Special Warrants purchased:	No. of Special Warrants purchased:

Alternate Registration Instructions (other than in the name of the Subscriber):
Name:	Name:

No. of Special Warrants:	No. of Special Warrants:

        Delivery Instructions:    The name and address (including contact name and telephone number) of the person to whom the certificate representing the Special Warrants is to be delivered, if other than the Subscriber:

Name:

No. of Special Warrants:

Contact Name:

Telephone No:

Address:

(Street Address)
(City and State)
(Zip Code)

        IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this subscription agreement on this        day of April, 2003.

Name of Subscriber
Per:
(signature of authorized representative)

Name and Title of Authorized Representative

ACCEPTANCE

        The foregoing is acknowledged, accepted and agreed to this            day of April, 2003.

CARDIOME PHARMA CORP.
Per:

SCHEDULE "A"

TERMS OF OFFERING

        1.    Offering.    The Special Warrants subscribed for hereunder form part of a larger sale by the Company of Special Warrants (the "Offering") pursuant to the terms of an underwriting agreement between the Company and the Underwriters to be entered into in connection with the Offering. The Company agrees that the Subscriber shall have the benefit of the following provisions set forth in such underwriting agreement:

  (a)
  the representations and warranties made by the Company to the Underwriters and to the Subscriber as a purchaser of Special Warrants;

  (b)
  the covenants of the Company in favour of the Underwriters and the Subscriber as a purchaser of Special Warrants; and

  (c)
  the conditions precedent to the Offering.

The material terms of the Special Warrants and of the securities issuable upon exercise of the Special Warrants are set out in Schedule "B" to this subscription agreement.

        The Subscriber acknowledges that the definitive terms and conditions of the Special Warrants sold under the Offering will be set forth in the Special Warrant Indenture (as hereinafter defined).

        2.    Definitions.    In this subscription agreement and the schedules to this subscription agreement, the defined terms set out on the first page of this subscription agreement shall apply and, unless the context otherwise requires:

        "Closing Date" means April 10, 2003 or such other date as the Company and the Underwriters may agree to pursuant to the Underwriting Agreement;

        "Closing Time" means 11:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Underwriters may agree pursuant to the Underwriting Agreement;

        "Designated Provinces" means the provinces of Canada in which purchasers of Special Warrants are resident;

        "Final Prospectus" means the (final) Prospectus;

        "material" means material in relation to the Company;

        "material change" means any change in the business, operations or capital of the Company that would reasonably be expected to have a significant effect on the market price or value of the Shares or Special Warrants and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

        "material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Shares or the Special Warrants, as the case may be;

        "misrepresentation" means, with respect to circumstances in which the Securities Laws of a Designated Province are applicable, a misrepresentation as defined under the Securities Laws of such Designated Province and, if not so defined or in circumstances in which no particular provincial laws are applicable, a misrepresentation as defined under the Securities Act (Ontario);

        "OTC" means the Over-the Counter Bulletin Board administered by the National Association of Securities Dealers in the United States;

        "Preliminary Prospectus" means the preliminary Prospectus;

        "Prospectus", as the context may require, means the preliminary prospectus and the (final) prospectus to be prepared and filed pursuant to National Instrument 41-101 of the Canadian Securities Administrations in each Designated Province relating to the qualification for distribution of the Underlying Securities upon exercise of the Special Warrants and, unless the context otherwise requires, includes any amendments or supplements thereto, and "Prospectuses" means both the Preliminary Prospectus and Final Prospectus;

        "Purchasers" means those persons who subscribe for Special Warrants under the Offering, including the Subscriber;

        "Regulation D" means Regulation D under the U.S. Securities Act;

        "Regulation S" means Regulation S under the U.S. Securities Act;

        "Securities Commissions" means, collectively, the securities commission or other securities regulatory authority in each of the Designated Provinces;

        "Securities Laws" means, collectively, the applicable securities laws of each of the Designated Provinces and the respective regulations made and forms prescribed thereunder together with all applicable rules and published policy statements and blanket orders and rulings of the Securities Commissions;

        "Shares" means the common shares in the capital of the Company;

        "Special Warrant Indenture" means the special warrant indenture between the Warrant Agent, as warrant agent, and the Company to be entered into in respect of the creation and issuance of the Special Warrants;

        "TSX" means the Toronto Stock Exchange;

        "Underlying Securities" means one Share and one-half of one Warrant issuable, for no additional consideration, upon the exercise or deemed exercise of each Special Warrant, as more particularly described in Schedule "B" to this subscription agreement;

        "Underwriting Agreement" means the underwriting agreement to be entered into between the Company and the Underwriters in connection with the Offering;

        "United States" means the United States as that term is defined in Regulation S;

        "U.S. Person" means a U.S. Person as that term is defined in Regulation S;

        "U.S. Securities Act" means the Securities Act of 1933, as amended, of the United States of America;

        "Warrant Agent" means the Company's registrar and transfer agent, or such other warrant agent which is acceptable to the Company and the Underwriters;

        "Warrant Indenture" means the warrant indenture between the Warrant Agent, as warrant agent, and the Company to be entered into in respect of the creation and issuance of the Warrants; and

        "Warrants" means the common share purchase warrants of the Company forming part of the Underlying Securities, as more particularly described in Schedule "B" to this subscription agreement.

        3.    Representations and Warranties of the Company.    The Company hereby represents and warrants to the Underwriters and to the Subscriber as follows:

  (a)
  the Company (i) has been duly incorporated and organized and is a valid and subsisting corporation under the laws of Canada; (ii) has all necessary corporate capacity and authority to carry on its business as now conducted, to own, lease and operate its properties and assets and to enter into and perform its obligations under this subscription agreement; and (iii) has taken all required corporate action to authorize the execution and delivery of this subscription agreement and the performance of all of its covenants and obligations hereunder;

  (b)
  this subscription agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms and the execution and delivery of this subscription agreement by the Company, the performance and compliance with the terms hereof and the sale of the Special Warrants will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of the Company or any material agreement to which the Company is a party or by which it is bound;

  (c)
  the Company is a reporting issuer or equivalent under the securities legislation of each of the Designated Provinces and is not in default under applicable securities legislation in such provinces;

  (d)
  all documents publicly issued by the Company or filed by the Company with any securities commission, other securities regulatory authority or stock exchange, in each case since November 30, 2002, were, at their respective dates of issue or filing, true and correct in all material respects, contained no misrepresentation and were prepared in accordance with and complied, in all material respects, with the securities laws, regulations, rules, published policy statements, blanket orders and rulings applicable thereto;

  (e)
  there has been no adverse material change in relation to the Company since November 30, 2002 which has not been publicly disclosed;

  (f)
  the Shares are listed and posted for trading on the TSX and are quoted on the OTC, and the Company is in compliance, in all material respects, with the by-laws, rules and policies of the TSX and of the OTC;

  (g)
  other than the holders of Special Warrants or as disclosed in the most recent consolidated financial statements filed by the Company or as otherwise disclosed to the Underwriters in writing, no person has any right, agreement or option, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Shares or any other security convertible into or exchangeable for any Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Shares; and

  (h)
  the proceeds of the Offering, net of the Underwriters' fee and other expenses of the Offering, will be used to fund clinical trial expenses and for general corporate purposes.

        4.    Covenants of the Company.    The Company hereby covenants and agrees and, in the Underwriting Agreement and/or the Special Warrant Indenture, the Company will covenant and agree as follows:

  (a)
  to cause the Preliminary Prospectus and any other documents required to be filed to be prepared and filed with each of the Securities Commissions in accordance with all applicable Securities Laws in form and substance reasonably satisfactory to the Underwriters;

  (b)
  to use its best efforts to file the Preliminary Prospectus with the Securities Commissions and to obtain receipts therefrom as soon as practicable following the Closing Date;

  (c)
  to use its best efforts to file the Final Prospectus with the Securities Commissions and to obtain receipts therefrom as soon as possible after the filing of the Preliminary Prospectus and, in any case, no later than 5:00 p.m. (Toronto time) on the 60th day following the Closing Date;

  (d)
  to use its best efforts to ensure that the Shares issuable upon exercise of the Special Warrants and upon exercise of the Warrants will be listed and posted for trading on the TSX and will be quoted on the OTC upon their issue;

  (e)
  to promptly comply with all filing and other requirements under all applicable Securities Laws, including, where required by the Underwriting Agreement or any Securities Laws, the filing of amendments to the Prospectuses in each of the Designated Provinces;

  (f)
  to use its best efforts to maintain its status as a reporting issuer as set out in paragraph 3(c) above and to continue to be in compliance with its obligations thereunder, without default;

  (g)
  upon issuance by the Securities Commissions of receipts for the Final Prospectus, to cause the Final Prospectus to be delivered to each of the then registered holders of Special Warrants; and

  (h)
  following the issuance by the Securities Commissions of receipts for the Final Prospectus, to maintain its status as a reporting issuer in the Designated Provinces for a period of not less than 12 months following the Closing Date and to comply with its obligations thereunder.

        In addition, the covenants and terms set forth in Schedule "B" to this subscription agreement are hereby incorporated into this section 4 as additional covenants of the Company.

        5.    Closing of Purchase.    The Subscriber acknowledges and agrees that closing of the Offering will be completed at the Closing Time at the offices of Fasken Martineau DuMoulin LLP, Suite 4200, Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario or at such other place as the Underwriters and the Company may agree, and in the manner set forth in the Underwriting Agreement. The Subscriber hereby appoints Yorkton Securities Inc. to act as its agent to represent it with respect to all matters relating to this subscription agreement, including negotiating and settling the terms of the Special Warrant Indenture and the Warrant Indenture, closing opinions and other documents, representing the Subscriber at closing for the purpose of all closing matters and delivery of documents and payment of funds, and the Subscriber hereby authorizes Yorkton Securities Inc. to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Underwriting Agreement as Yorkton Securities Inc., in its absolute discretion, may deem appropriate.

        6.    Conditions of Closing.    The obligations of the Subscriber to complete the purchase of Special Warrants as contemplated in this subscription agreement are conditional upon the fulfillment at or before the Closing Time of each of the conditions for the closing of the Offering to be set forth in the Underwriting Agreement which have not been waived by the Underwriters. In addition, the Offering is subject to all required regulatory and stock exchange approvals.

        7.    Payment and Delivery.    The Subscriber acknowledges and agrees that this agreement and any other documents delivered in connection herewith will be held by the Underwriters on the Subscriber's behalf. At the closing, the Underwriters are hereby authorized, on behalf of the Subscriber, to deliver this agreement and any other documents required to be delivered in connection herewith to the Company and to pay to the Company, or as the Company may direct, an amount equal to the total purchase price for the Special Warrants being purchased by the Subscriber hereunder; and the Company will thereupon issue to the Subscriber the Special Warrants being purchased by it hereunder registered in the Subscriber's name (or in such other name or names as are set forth under "Alternate Registration Instructions" on the second page of this subscription agreement) and cause to be issued and delivered to the Underwriters for delivery, in accordance with the Subscriber's "Delivery

Instructions" on the third page of this subscription agreement, a definitive certificate representing the Special Warrants being purchased by the Subscriber hereunder. The Subscriber acknowledges that the payment by an Underwriter, on the Subscriber's behalf, of the purchase price to the Company will constitute a loan made by such Underwriter to the Subscriber and the Subscriber agrees to repay such loan to such Underwriter by delivering to such Underwriter (or to such other person as such Underwriter may direct by notice to the Subscriber), on the Closing Date, a certified cheque or bank draft made payable on the Closing Date to or to the order of such Underwriter in an amount equal to the aggregate purchase price or by making such other arrangements for the payment of such amount as may be acceptable to such Underwriter, against delivery to the Subscriber in accordance with the instructions on the third page of this subscription agreement of the certificate representing the Special Warrants referred to above. In the event that the Subscriber's agreement to purchase is not accepted by the Company or the conditions for closing as set out in the Underwriting Agreement (to the extent not waived by the Underwriters) are not satisfied by the Company within the time therein provided, this subscription agreement and any other documents delivered in connection herewith will be returned to the Subscriber at the address under "Name and Address of Subscriber" set forth on the second page of this subscription agreement.

        8.    Acceptance or Rejection.    The Subscriber acknowledges and agrees that the acceptance of this subscription agreement will be conditional upon the sale of the Special Warrants to the Subscriber being exempt from the prospectus requirements of all applicable Securities Laws. The Subscriber understands and agrees that the Company reserves the right, in its absolute discretion, to reject the Subscriber's subscription for Special Warrants, in whole or in part, at any time prior to the Closing Time. The Company will be deemed to have accepted this subscription agreement upon the delivery at closing of the certificate representing the Special Warrants referred to in section 7 above to or upon the direction of the Underwriters in accordance with the provisions hereof.

        9.    Information and Documents.    As soon as practicable and in any event by no later than 12:00 noon (Toronto time) on April 8, 2003, the Subscriber will deliver or arrange to have delivered to Yorkton Securities Inc. on behalf of the Underwriters, a copy of this subscription agreement completed and executed by the Subscriber, together with all schedules attached hereto, and will, promptly upon request by the Company or the Underwriters, provide the Company or the Underwriters with such information and execute and deliver to the Company or the Underwriters such additional undertakings, questionnaires and other documents as the Company or the Underwriters may request or as may be required by applicable Securities Laws in connection with the issue and sale of the Special Warrants and the filing of the Preliminary Prospectus and the Final Prospectus. The Subscriber acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Subscriber, will form part of and will be incorporated into this subscription agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Company and the Underwriters. The Subscriber hereby consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with any stock exchange or Securities Commission in connection with the transactions contemplated hereby.

        10.    No Investigation by Underwriters.    The Subscriber acknowledges and agrees that the Subscriber has not seen or been provided with any offering memorandum or advertisement of the Special Warrants and that the decision to enter into this agreement and purchase the Special Warrants has not, and will not, be based upon any verbal or written representations as to fact or otherwise, warranties or covenants made by or on behalf of the Underwriters and that the decision will be based entirely upon publicly available information. The Subscriber acknowledges and agrees that the Underwriters assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the publicly available information (such information having been prepared without independent investigation or verification by the Underwriters), the documents referred to in paragraph 3(d) above or as to whether all information concerning the Company required to be disclosed by it has been publicly disclosed. The Subscriber further acknowledges and agrees that the Underwriters have not engaged in or conducted any independent investigation or due diligence with respect to the Company or any such information or documentation. Subscriber further acknowledges that Fasken Martineau DuMoulin LLP is acting as counsel to the Underwriters only and not as counsel to Subscriber or to any other purchaser of Special Warrants.

        11.    Resale Restrictions.    The Subscriber understands and acknowledges that the Subscriber's Special Warrants, and in certain circumstances the Underlying Securities, will be subject to resale restrictions under applicable Securities Laws and the Subscriber agrees to comply with such restrictions. The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and neither the Company nor the Underwriters are in any manner responsible for ensuring compliance by the Subscriber with such restrictions).

        12.    Legending of Certificates.    The Subscriber agrees and acknowledges that the certificates evidencing the Subscriber's Special Warrants and, in certain circumstances, the Underlying Securities will bear legends to the effect that the securities represented thereby will be subject to resale restrictions in accordance with applicable Securities Laws.

        13.    No Revocation.    The Subscriber agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

        14.    Compensation to the Underwriters and Other Expenses of the Offering.    The Subscriber understands that in connection with the Offering the Underwriters will receive a commission equal to 6.0% of the gross proceeds of the Offering. In addition, the Underwriters are entitled to reimbursement from the Company of certain of their expenses in connection with the Offering in accordance with the Underwriting Agreement.

        15.    Indemnity.    The Subscriber agrees to indemnify and hold harmless the Company, its subsidiaries and the Underwriters and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company or the Underwriters in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Company or the Underwriters in connection herewith.

        16.    Modification.    Subject to section 5 above, neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

        17.    Contractual Right of Action for Rescission.    By its acceptance and acknowledgement of this subscription agreement, the Company hereby agrees to provide the Subscriber with the rights of action for rescission described below.

In the event that a holder of a Special Warrant, who acquires Underlying Securities upon exercise of the Special Warrant, is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of the Final Prospectus or any amendment thereto containing a misrepresentation, such holder shall be entitled to rescission not only of the holder's exercise of its Special Warrant but also of the private placement transaction pursuant to which the Special Warrant was initially acquired, and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Underwriters or the Company, as the case may be, on the acquisition of the Special Warrant. In the event such holder is a permitted assignee of the interest of the original Special Warrant subscriber, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee were such original subscriber. The foregoing is in addition to any other right or remedy available to a holder of the Special Warrant under section 130 of the Securities Act (Ontario), under the applicable provisions of the securities laws of the Designated Provinces or otherwise at law.

        18.    Miscellaneous.    The agreement resulting from the acceptance of this subscription agreement by the Company constitutes the entire agreement between the Company, the Underwriters and the Subscriber in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto. All representations, warranties, agreements and covenants made or deemed to be made by the Subscriber herein will survive the execution and delivery, and acceptance, of this subscription agreement and the closing of the Offering. Time shall be of the essence of this subscription agreement. This subscription agreement and the rights and obligations of the parties hereunder shall be governed by and construed according to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, excluding any conflicts of law rules. This subscription agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

SCHEDULE "B"

CARDIOME PHARMA CORP.
Terms and Conditions

Issuer:	Cardiome Pharma Corp. (the "Company")
Offering:	Special Warrants (the "Offering"). Each exercisable into one common share ("Share") and one-half of one common share purchase warrant ("Warrant") of the Company.
Common Share Purchase Warrant:	Each whole Warrant will entitle the holder to acquire one Share at a price of CDN $2.75 per Share for a period of 12 months following the Closing Date.
Issue Price:	CDN $2.10 per Special Warrant.
Commission:	6.0% cash.
Use of Proceeds:	The net proceeds are to be used to fund clinical trial expenses and for general corporate purposes.
Escrow Terms:
The gross proceeds from the issue of the Special Warrants (less commission and expenses of the Offering) will be held by a custodian, who shall also act as warrant agent (the "Warrant Agent") under the Special Warrant Indenture, and invested in short-term obligations of the Government of Canada. Upon the earlier of the Prospectus Qualification Date and the date that is four months after the Closing Date, all of the escrowed proceeds (with interest accrued thereon) will be released to the Company.
Prospectus Qualification:
The Company will use its best efforts to file a preliminary prospectus as soon as practicable following the Closing Date and to obtain receipts for a (final) prospectus in the provinces of Canada in which purchasers of Special Warrants are resident no later than the date which is 60 days from the Closing Date ("Prospectus Qualification Date") to allow for the free tradeability of the Shares and Warrants issued upon exercise of the Special Warrants. In the event that the Company has not received all of the receipts referred to above by such date, it will nonetheless continue to be obligated to use its reasonable best efforts to file and clear the (final) prospectus as soon as possible thereafter.

B-1

SCHEDULE "C"

SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES

        The Subscriber represents and warrants to the Company and the Underwriters, as representations and warranties that are true as of the date of this subscription agreement and as of the Closing Date, that:

1.
General

(a)
Authorization and Effectiveness. If the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof. If the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. If the Subscriber is a natural person, he or she has obtained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto.

    Whether the Subscriber is a natural person or a corporation, partnership or other entity, upon acceptance by the Company, this subscription agreement will constitute a legal, valid and binding contract of the Subscriber, and any beneficial purchaser for whom it is purchasing, enforceable against the Subscriber and any such beneficial purchaser in accordance with its terms.

  (b)
  Residence. The Subscriber, and any beneficial purchaser for whom the Subscriber is acting, certifies that it is a resident at the address referred to under "Name and Address of Subscriber" on the second page of this subscription agreement, and such address is the actual address of the residence or place of business of the Subscriber and is not being used solely for the purpose of acquiring Special Warrants.

  (c)
  Investment Intent. The Subscriber, or each beneficial purchaser for whom it is purchasing, is acquiring Special Warrants as principal to be held for investment only and not for the benefit of any other person or company and not with a view to resale or distribution of any or all of the Special Warrants or the Underlying Securities issuable upon exercise of the Special Warrants.

  (d)
  Purchasing as Agent or Trustee. In the case of the purchase by the Subscriber of Special Warrants as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby and is duly authorized to enter into this subscription agreement and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser. The Subscriber acknowledges that the Company may be required as a condition of approval of this subscription to disclose to certain regulatory authorities the identity of each beneficial purchaser for whom the Subscriber is acting.

  (e)
  No Undisclosed Information. The Special Warrants are not being purchased by the Subscriber as a result of any information concerning the Company which has not been publicly disclosed, and the Subscriber's decision to purchase Special Warrants has not and will not be made as a result of any written or verbal representation as to fact or otherwise, warranty or covenant made by or on behalf of the Company, the Underwriters or any other person and is based entirely upon currently available public information concerning the Company. The Subscriber has not received or reviewed any material (including, without limitation, an offering memorandum or advertisement as defined in Securities Laws) which appears or purports to describe the business and affairs of the Company that has been prepared for delivery to and review by the Subscriber so as to assist the Subscriber to make an investment decision relating to the Special Warrants. The purchase of the Special Warrants was not accompanied by any form of general solicitation, including but not limited to any advertisement in printed public media, radio, television or telecommunications, including electronic display, such as the Internet. The Subscriber, and each beneficial purchaser, if any, for whom the Subscriber is acting as trustee or agent, acknowledges and agrees that the Subscriber and each such beneficial purchaser, if any, have not been solicited through an advertisement in printed public media, radio, television or telecommunications, including electronic display, or any other form of advertising or as part of a general solicitation to purchase Special Warrants.

  (f)
  Investment Suitability. The Subscriber, and any beneficial purchaser referred to in paragraph (d) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in Special Warrants (and the Underlying Securities issuable in respect thereof) and is able to bear the economic risk of loss of such investment.

  (g)
  Special Warrant Indenture. The Subscriber acknowledges that the Special Warrants are subject to the terms, conditions and provisions of the Special Warrant Indenture and the terms, conditions and provisions of the Underwriting Agreement; that the sale and delivery of the Special Warrants to the Subscriber (or others for whom it is contracting hereunder) is conditional upon such sale being exempt from the prospectus and registration requirements of the Designated Provinces; and that it (or others for whom it is contracting hereunder) has received a term sheet in the form attached hereto as Schedule "B" setting out the principal terms of the Offering.

  (h)
  Further Assurances. The Subscriber, or (if applicable) others for whom the Subscriber is contracting hereunder, will execute and deliver all documentation as may be required by applicable Securities Laws and policies to permit the purchase of the Special Warrants on the terms herein set forth.

  (i)
  Ownership of Shares. The Subscriber or, if applicable, others for whom the Subscriber is contracting hereunder, will not, on completion of the Offering and after giving effect to the Special Warrants subscribed for herein and the Underlying Securities issuable on exercise thereof, beneficially own, directly or indirectly, more than 10% of the outstanding Shares.

  2.(a)
  The Subscriber understands that the Special Warrants, the Warrants and the Shares (including the Shares issuable upon exercise of the Warrants) have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any applicable state securities laws, and that the sale contemplated hereby is being made in reliance on an exemption from registration pursuant to Rule 506 of Regulation D under the U.S. Securities Act to accredited investors (as that term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act, (an "Accredited Investor")).

  (b)
  The Subscriber is purchasing the Special Warrants for exchange into Shares and Warrants for investment purposes and not with a view to resale, distribution or other disposition of such securities in violation of the United States Federal or state securities laws.

  (c)
  The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Special Warrants and is able to bear the economic risk of such investment.

  (d)
  The Subscriber has had access to such additional information concerning the Company as it has deemed necessary in connection with an investment decision to acquire the Special Warrants.

  (e)
  The Subscriber has been provided the opportunity to ask questions and solicit information concerning the business and financial condition of the Company, has utilized such access to its satisfaction and has received from the Company all the information requested.

  (f)
  The Subscriber acknowledges and understands that there may be material tax consequences to it of the acquisition, ownership or disposition of the Special Warrants, Shares and Warrants. The Subscriber acknowledges that neither the Company nor the Underwriters have given any opinion or made any representation with respect to tax consequences to such persons under the United States, state, local or foreign law of the acquisition, ownership or disposition of the Special Warrants, Shares or Warrants. Such persons should consult their own tax advisors about the United States, state, local and foreign tax consequences of acquiring, owning and disposing of the Special Warrants, Shares and Warrants.

  (g)
  The Subscriber agrees that if it decides to offer, sell or otherwise transfer any of the Special Warrants, Shares or Warrants, it will not offer, sell or otherwise transfer any of such Special Warrants, Shares or Warrants directly or indirectly, unless:

  (i)
  the sale is to the Company;

  (ii)
  the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") (or such successor rule or regulation then in effect), if applicable, and in compliance with applicable state securities laws;

  (iii)
  the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144A or 144 thereunder, if available, and in accordance with any applicable state securities laws; or

  (iv)
  the Special Warrants, Shares or Warrants are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to the Company an opinion of counsel, in a form reasonably satisfactory to the Company.

  (h)
  The Subscriber understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Special Warrants, the Shares and the Warrants shall bear, in addition to any legend(s) required by Canadian securities laws and policies, the following legend:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE

      STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE EFFECT REASONABLY SATISFACTORY TO THE COMPANY."

    and that, in addition to the foregoing legend, the certificates representing the Shares shall bear, in addition to any legend(s) required by Canadian securities laws and policies, the following legend:

      "DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

    and that all certificates representing Special Warrants, Shares and Warrants issued in exchange therefor or in substitution thereof will bear the same legend; provided, that if the Special Warrants, Shares and Warrants are being sold outside of the United States in accordance with Rule 904 of Regulation S, the legend may be removed by providing a declaration to the Company's registrar and transfer agent in such form as the Company may prescribe.

  (i)
  The Subscriber acknowledges that it has not purchased the Special Warrants as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

  (j)
  The Subscriber acknowledges that any person who exercises a Special Warrant, other than pursuant to the deemed exercise thereof, or a Warrant will be required to provide to the Company either:

  (i)
  written certification that it is not a U.S. Person (having the meaning given in Regulation S) and that such Special Warrant or Purchase Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of a U.S. Person;

  (ii)
  written certification that it was an original subscriber for the Special Warrants who was a U.S. Person at the time of the acquisition of the Special Warrants and the representations and warranties made by such person in connection with the acquisition of such Special Warrants remain true and correct on the date of exercise; or

  (iii)
  a written opinion of counsel or other evidence satisfactory to the Company to the effect that the Shares or Warrants, as applicable, have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder.

  (k)
  The Subscriber consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

  (l)
  The Subscriber satisfies one of the categories indicated below (please place an "X" on the appropriate lines):

Category 1	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Special Warrants, the Shares and the Warrants, with total assets in excess of US$5,000,000;
Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds US$1,000,000;
Category 3
A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
Category 4
A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Special Warrants, the Shares and the Warrants and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Special Warrants, the Shares and the Warrants;
Category 5	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
Category 6	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
Category 7	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Acts of 1940; or
Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.
  (m)
  The Subscriber acknowledges that there is no market in the United States for the Special Warrants, the Shares or the Warrants and there is no assurance that any such market will develop.

  (n)
  The Subscriber is purchasing the Special Warrants for its own account, or for the account of another Accredited Investor as to which it exercises sole investment discretion.

  (o)
  The delivery of this subscription, the acceptance of it by the Company, the issuance of the Special Warrants to the Subscriber and the acquisition of the Shares and Warrants upon the exercise of the Special Warrants complies with all applicable laws of the Subscriber's jurisdiction of residence or domicile and all other applicable laws and will not cause the

    Company to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws.

  (p)
  the Subscriber understands that the Special Warrants, Shares, or the Warrants are "restricted securities" under applicable federal securities laws and that the U.S. Securities Act and the rules of the Securities and Exchange Commission (the "SEC") provide in substance that the Subscriber may dispose of the Special Warrants, Shares or Warrants only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and, other than as set out herein, the Subscriber understands that the Company has no obligation to register any of the Special Warrants, Shares or Warrants or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder). Accordingly, the Subscriber understands that absent registration, under the rules of the SEC, the Subscriber may be required to hold the Special Warrants, Shares or Warrants indefinitely or to transfer the Special Warrants, Shares or Warrants in transactions which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the Subscriber. As a consequence, the Subscriber understands that it must bear the economic risks of the investment in the Special Warrants, Shares, Warrants for an indefinite period of time.

3.
The Subscriber certifies that it is not a resident of British Columbia, and hereby acknowledges that:

(a)
no securities commission or similar regulatory authority has reviewed or passed on the merits of the Special Warrants or the Underlying Securities;

(b)
there is no government or other insurance covering the Special Warrants;

(c)
there are risks associated with the purchase of the Special Warrants or the Underlying Securities;

(d)
there are restrictions on the Subscriber's ability to resell the Special Warrants and the Underlying Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Special Warrants or the Underlying Securities; and

(e)
the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under applicable securities law and, as a consequence of acquiring Special Warrants or Underlying Securities pursuant to this exemption, certain protections, rights and remedies provided by the applicable Canadian securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber.

4.
The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Underwriters and the Company (and each of their legal counsel) in determining the Subscriber's eligibility, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase Special Warrants under relevant securities legislation. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber or the beneficial purchaser contained in this agreement which takes place prior to the Closing Time. The Subscriber further agrees that by accepting delivery of the Special Warrants on the Closing Date, it will be representing and warranting that the foregoing representations and warranties are true and correct as of the Closing Time with the same force and effect as if they had been made by the Subscriber as of the Closing Time and that they will survive the purchase by the Subscriber of Special Warrants and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Special Warrants.

SCHEDULE "D"

THE TORONTO STOCK EXCHANGE
PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

        To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.	DESCRIPTION OF TRANSACTION
	(a)	Name of issuer of the Securities:
Cardiome Pharma Corp.
	(b)	Number and Class of Securities to be Purchased:

Special Warrants, each Special Warrant entitling the holder thereof, upon exercise, to acquire one common share in the capital of the issuer and one-half of one common share purchase warrant in the capital of the issuer
	(c)	Purchase Price: $2.10 per Special Warrant
2.	DETAILS OF PURCHASER
	(a)	Name of Purchaser:

	(b)	Address:

	(c)	Name and addresses of persons having a greater than 10% beneficial interest in the purchaser

3.	RELATIONSHIP TO ISSUER
(a)
Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person in response to 2(c)) qualifies as an insider

	(b)	If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details

4.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof

D-1

UNDERTAKING

TO:    THE TORONTO STOCK EXCHANGE

        The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

        The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for the lesser of (a) a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, and (b) a period ending on the date that a receipt for a final prospectus relating to the said securities or any securities derived therefrom has been issued by the Ontario Securities Commission, in either case without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at                                       on April                         , 2003.

(Name of Purchaser—please print)
(Authorized Signature)
(Official Capacity—please print)
(please print here name of individual whose signature appears above, if different from name of purchaser printed above)

D-2

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  EXHIBIT 4.25
TABLE OF CONTENTS
UNDERWRITING AGREEMENT
SCHEDULE "A" CARDIOME PHARMA CORP Terms and Conditions
SCHEDULE "B" TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES
SCHEDULE "C" OUTSTANDING CONVERTIBLE SECURITIES
SCHEDULE "D" PATENT RIGHTS
SCHEDULE "E" FORM OF STANDSTILL AGREEMENT WITH RESPECT TO DISPOSITION OF SHARES
SCHEDULE "F" OPINION OF THE COMPANY'S COUNSEL
SCHEDULE "G" FORM OF THE U.S. SUBSCSRIPTION AGREEMENT
SCHEDULE "A" TERMS OF OFFERING
SCHEDULE "B" CARDIOME PHARMA CORP. Terms and Conditions
SCHEDULE "C" SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES
SCHEDULE "D" THE TORONTO STOCK EXCHANGE PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING